Exhibit 4





        ________________________________________________________________




                             FISCAL AGENCY AGREEMENT


                                      among

                              THERMO FIBERTEK INC.,
                                   as Issuer,

                          THERMO ELECTRON CORPORATION,
                                  as Guarantor

                                       and

                             BANKERS TRUST COMPANY,
                                 as Fiscal Agent



                             ______________________

                            Dated as of July 16, 1997
                             ______________________



                       U.S. $150,000,000 Principal Amount

               4-1/2% Convertible Subordinated Debentures Due 2004




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                                    CONTENTS


        Heading                                                    Page

        1.   The Securities                                          1

        2.   Appointment of Agents and Security Registrar            4

        3.   Registration of Transfer and Exchange; Restrictions
             on Transfer                                             5

        4.   Closing Date; Exchange of Regulation S Global
             Security                                               11

        5.   Payment                                                14

        6.   Redemption                                             16

        7.   Conversion of Securities                               18

        8.   Surrendered Securities                                 27

        9.   Mutilated, Destroyed, Stolen or Lost Securities        27

        10.  Signatures                                             28

        11.  Agreements Concerning Agents                           28

        12.  Offices, Resignation, Successors, Etc. of Agents,
             Paying, Conversion and Transfer Agencies               31

        13.  Taxes                                                  34

        14.  Meetings and Votes of Holders                          34

        15.  Merger, Consolidation or Sale of Assets                37

        16.  Governing Law                                          38

        17.  Amendments                                             38

        18.  Agent for Service of Process                           39

        19.  Notices                                                39

        20.  Counterparts                                           40

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        Exhibit A -    Form of Registered Security
                       Form of Bearer Security

        Exhibit B -    Form of Regulation S Global Security

        Exhibit C -    Form of Certificate to be given by the Euroclear
                       Operator or Cedel with respect to the exchange of all or a portion of the Regulation S Global
                       Security for Bearer Securities

        Exhibit D -    Form of Certificate of Beneficial Ownership for
                       Bearer Securities to be provided to the Euroclear
                       Operator or Cedel

        Exhibit E -    Form of Certificate of Beneficial Ownership for
                       Registered Securities to be provided to the Euroclear Operator or Cedel

        Exhibit F -    Form of Certificate to be given by the Euroclear
                       Operator or Cedel with respect to the exchange of all or a portion of the Regulation S Global
                       Security for Registered Regulation S Securities

        Exhibit G -    Form of Transferee Letter



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             FISCAL AGENCY AGREEMENT, dated as of July 16, 1997 (this
        "Agreement"), among Thermo Fibertek Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), Thermo Electron Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Guarantor"), and Bankers Trust Company, a banking corporation duly organized and validly existing under the laws of the State of New York (the "Fiscal Agent")

             1.   The Securities.

                  (a) The Company has, by a Subscription Agreement, dated July 10, 1997 (the "Subscription Agreement"), among the Company, the Guarantor and the managers named therein (the "Managers"), agreed to issue and sell to the Managers U.S. $150,000,000 aggregate principal amount of its 4-1/2% Convertible Subordinated Debentures Due 2004 (hereinafter referred to as the "Firm Securities"). In addition, the Company has granted the Managers an option to acquire up to an additional US $3,000,000 aggregate principal amount of its 4-1/2% Convertible Subordinated Debentures Due 2004 (hereinafter referred to as the "Option Securities"). The Firm Securities and the Option Securities are collectively referred to as the "Securities." The amount of Securities that may be issued hereunder may be increased by agreement among Lehman Brothers International (Europe), Salomon Brothers Inc. (Lehman Brothers International (Europe) and Salomon Brothers Inc. are collectively referred to as the "Joint-Lead Managers"), the Company, the Guarantor and the Fiscal Agent, and such additional securities shall be "Securities" hereunder. The due and punctual payment of principal, premium, if any, and interest and Additional Amounts (as defined in Section 2 of the Securities) on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, are unconditionally guaranteed on a subordinated basis by the Guarantor. Interest on the Securities shall be calculated on the basis of a 360 day year comprised of twelve 30-day months.

                  (b) Pursuant to the Subscription Agreement, the Managers (or their affiliates) may sell the Securities to (i) persons who are not "U.S. Persons" (as such term is defined in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act")) in transactions that meet the requirements of Regulation S, (ii) "qualified institutional buyers" (as such term is defined in Rule 144A promulgated by the SEC pursuant to the Securities Act and hereinafter referred to as "QIBs") in reliance on Rule 144A (the Securities that are resold by the Managers pursuant to Rule 144A being hereinafter referred to as the "Rule 144A Securities") and
        (iii) a limited number of "institutional accredited investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated by the SEC pursuant to the Securities Act)

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        ("Institutional Accredited Investors") that, prior to their purchase of any Securities, deliver to the Managers a letter containing certain representations and agreements (the Securities that are resold by the Managers to institutional accredited investors being referred to as the "Accredited Investor Securities").

                  (c) A portion of the Securities will initially be issued in the form of a temporary global debenture in bearer form without coupons or conversion rights having endorsed thereon the guarantee of the Guarantor (the "Guarantee"), which will be deposited with a depository in London for Cedel and Euroclear for the accounts of the subscribers of such Securities on the Closing Date (as defined herein). Upon deposit of the temporary global debenture, Cedel or Euroclear, as the case may be, will credit each subscriber with a principal amount of Securities equal to the principal amount thereof for which it has subscribed and paid in the aggregate principal amount of the entire issue of Securities less the aggregate principal amount of the Rule 144A Securities and Accredited Investor Securities concurrently issued, substantially in the form of Exhibit B hereto (the "Regulation S Global Security"). As hereinafter provided, the Regulation S Global Security may subsequently be exchanged for Securities (i) in printed definitive form with the Guarantees endorsed thereon either as (a) bearer Securities ("Bearer Securities") in denominations of U.S. $1,000 and U.S. $10,000 and with interest coupons attached thereto, representing the semi-annual interest payable thereon, or (b) fully registered Securities ("Registered Regulation S Securities") in denominations of U.S. $1,000 and integral multiples thereof, without coupons, or (ii) if permitted by Cedel or Euroclear, as the case may be, a beneficial interest in the Rule 144A Global Security (as defined below), in accordance with the provisions of
        Section 3(c). Bearer Securities shall be substantially in the form of Exhibit A hereto, including the coupons set forth therein. Registered Regulation S Securities also shall be substantially in the form of Exhibit A hereto. The Securities which are not Bearer Securities or the Regulation S Global Security are hereinafter collectively referred to as the "Registered Securities."

                  (d) The Rule 144A Securities will initially be issued in the form of a global Security in the aggregate principal amount of the Rule 144A Securities, which Security shall be in substantially the form of Exhibit A hereto, having endorsed thereon a Guarantee, and is hereinafter referred to as the "Rule 144A Global Security." Such Rule 144A Global Security shall be duly executed by the Company and authenticated by the Fiscal Agent (as defined below) as hereinafter provided and will be deposited on the Closing Date with, or on behalf of, The Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or reduced by adjustments made in the Security Register.

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        Transfers of interests in the Rule 144A Global Security will be subject to certain restrictions set forth therein and described in Section 3 hereof.

                  (e) The Accredited Investor Securities will initially be issued in fully registered form in minimum denominations of U.S. $50,000 and integral multiples of U.S. $1,000 in excess thereof, which Securities shall be in substantially the form of Exhibit A hereto, having endorsed thereon a Guarantee, and are hereinafter collectively referred to as "Registered Accredited Investor Securities." Such Registered Accredited Investor Securities shall be in definitive, fully registered certificated form only and registered in the names of such Institutional Accredited Investors or their nominees. Such Institutional Accredited Investors may not elect to hold Registered Accredited Investor Securities through DTC, Euroclear or Cedel. As provided herein, such Registered Accredited Investor Securities may subsequently be exchanged for Registered Accredited Investor Securities in denominations of $1,000 and integral multiples thereof. The aggregate principal amount of the Registered Accredited Investor Securities may be increased or reduced by adjustments made in the Security Register. Transfers of Registered Accredited Investor Securities will be subject to certain restrictions set forth therein and described in Section 3 hereof.

                  (f) During the period beginning on the Closing Date and ending on the date which is two years (or the then applicable holding period under Rule 144(k) under the Securities Act (or successor provision)) after the later of the date of original issuance thereof and the last date on which the Company or any affiliate of the Company was the owner thereof (or any predecessor), all Rule 144A Securities, all Accredited Investor Securities, all other Registered Securities and all Securities issued upon registration of transfer of or in exchange for such Securities, shall be "Restricted Securities" and shall be subject to the restrictions on transfer in Section 3 hereof; provided, however, that the term "Restricted Securities" shall not include Registered Securities as to which such restrictions on transfer have been terminated in accordance with Section 3(g) hereof. All Restricted Securities shall bear the legend required by Section 3(f) hereof.

                  (g)  The Securities will be convertible as provided in
        Section 4 of the Registered Securities and the Bearer Securities and Section 7 hereof. The Securities may be redeemed by the Company as provided in Section 3 of the Registered Securities and the Bearer Securities and Section 6 hereof. The Securities will be subordinated as provided in Section 7 of the Registered Securities and the Bearer Securities. The Registered Securities, the Bearer Securities and the Regulation S Global Security shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of

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        identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer of the Company executing such Securities, as evidenced by his execution of such Securities.

                  (h) The Company in issuing the Securities shall use CUSIP numbers, and the Fiscal Agent may use such CUSIP numbers in any notice of redemption with respect to the Securities. The Company shall obtain one CUSIP number for the Rule 144A Securities, one for the Accredited Investor Securities and one for the Registered Regulation S Securities. In addition, the Company shall obtain an ISIN number and a Common Code for the Regulation S Global Security, the Bearer Securities and the Registered Regulation S Securities.

                  (i) Pursuant to the Subscription Agreement, the Managers (or their affiliates) may sell the Securities to persons who are not persons within the United States or its possessions or "United States persons" as defined in the Internal Revenue Code except as provided in U.S. Treasury Regulation Section 1.163-5 (c) (2) (i) (D). In compliance with United States tax laws and regulations, Bearer Securities may not be offered or sold during the 40-day period beginning on the Closing Date, or at any time if part of a Manager's unsold allotment, to a person who is within the United States or its possessions or to a United States person other than (a) foreign branches of United States financial institutions if such institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, (b) United States offices of exempt distributors, or (c) United States offices of international organizations or foreign central banks. United States tax laws and regulations also require that Bearer Securities not be delivered within the United States or its possessions.

                  (j) The Company will use its reasonable best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange or such other exchange as shall be agreed upon by the Managers and the Company, as soon as practicable after the date hereof.

             2.   Appointment of Agents and Security Registrar.

                  (a) The Company and the Guarantor hereby appoint Bankers Trust Company, at present having an office at Four Albany Street, New York, New York 10006 (The "Fiscal Agent"), as their fiscal agent in respect of the Securities and the Guarantees upon the terms and subject to the conditions herein set forth. (Bankers Trust Company and its successor or successors as such fiscal agent qualified and appointed in accordance with Section 12 hereof are herein called the "Fiscal Agent.") The Fiscal Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company and

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        the Guarantor as the Company and the Guarantor may hereafter grant to or confer upon it.

                  (b) The Company and the Guarantor hereby appoint Bankers Trust Company, having an office at 1 Appold Street, Broadgate, London EC2A 2HE as principal paying agent (the "Principal Paying Agent"), in respect of the Securities and the Guarantees upon the terms and subject to the conditions herein set forth. (The Fiscal Agent and Principal Paying Agent and their successor or successors as such paying agent qualified and appointed in accordance with Section 12 hereof are herein called the "Paying Agent.") The Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company and the Guarantor as the Company and the Guarantor may hereafter grant to or confer upon it. As used herein, "paying agencies" shall mean paying agencies maintained by the Company as provided in Section 12(f) hereof.

                  (c) The Company hereby appoints the Fiscal Agent as its conversion agent in respect of the Securities upon the terms and subject to the conditions herein set forth. (The Fiscal Agent and its successor or successors as such conversion agent qualified and appointed in accordance with Section 12 hereof are herein called the "Principal Conversion Agent," and the Paying Agent, the Principal Paying Agent, the Principal Conversion Agent, the Transfer Agents (as herein defined) and the Fiscal Agent are sometimes herein referred to severally as an "Agent" and, collectively, as the "Agents"). The Principal Conversion Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it. As used herein, "conversion agencies" shall mean conversion agencies maintained by the Company as provided in Section 12(f) hereof.

                  (d) The Company shall cause to be kept at the office of the Fiscal Agent a register (the registers maintained in such office and in any other office or agency designated for such purpose (which office shall be located outside of the United Kingdom) being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as the Fiscal Agent may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Fiscal Agent is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

                  (e) With respect to the Securities issuable or issued in whole or in part in the form of the Rule 144A Global Security, the Company and the Guarantor hereby appoint DTC, at present located at 55 Water Street, New York, New York, 10041, as the

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        depository for the Rule 144A Global Security upon the terms and conditions herein set forth. DTC and its successor or successors as such depository are herein called the "Depository."

             3.   Registration of Transfer and Exchange; Restrictions on
                  Transfer.

                  (a) Upon surrender for registration of transfer of any Registered Security at any office or agency designated for such purpose by the Company pursuant to Section 12(g) hereof, the Company shall execute, and the Fiscal Agent shall authenticate, register and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations and of a like aggregate principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor, and bearing such restrictive legends as may be required by this Agreement; provided, however, that, with respect to any Registered Security that is a Restricted Security, the Fiscal Agent shall not register the transfer of such Security unless the conditions in Sections 3(b) hereof shall have been satisfied. The holder of each Restricted Security, by such holder's acceptance thereof, agrees to be bound by the transfer restrictions set forth herein and in the legend on such Restricted Security.

                  (b) Whenever any Restricted Security is presented or surrendered for registration of transfer or exchange for a Registered Security registered in a name other than that of the holder, no registration of transfer or exchange shall be made unless:

                  (i) The registered holder presenting such Restricted Security for transfer shall have certified to the Fiscal Agent by checking box (a) of the Transfer Notice attached to such Restricted Security that such registered holder is transferring such Restricted Security to a QIB in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder (or a successor provision);

                  (ii) The registered holder presenting such Restricted Security for transfer shall have certified to the Fiscal Agent that the registered holder is transferring such Restricted Security outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act by checking box (b) of the Transfer Notice attached to such Restricted Security;

                  (iii)  (A)     The registered holder presenting such
             Restricted Security for transfer shall have certified to the Fiscal Agent that such registered holder is transferring such Restricted Security to an "institutional accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in a transaction that is

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             exempt from the registration requirements of the Securities
             Act by checking box (c) of the Transfer Notice attached to such Restricted Security; and (B) a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, shall have certified to the Fiscal Agent in writing that: (x) each person who will become a beneficial owner of the Restricted Security upon transfer is an institutional "accredited investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); (y) no general solicitation or general advertising was made or used by such broker or dealer in connection with the offer and sale of such Restricted Security to such person(s); and (z) such institutional accredited investor has been informed that the Securities have not been registered under the Securities Act and are subject to the restrictions on transfer set forth in the Securities and this Agreement;

                  (iv) The registered holder presenting such Restricted Security for transfer shall have certified to the Fiscal Agent that the registered holder is transferring the Registered Security to the Company by checking box (d) of the Transfer Notice attached to such Restricted Security; or

                  (v)  The Fiscal Agent has received transfer
             documentation indicating, and a written opinion of U.S. counsel acceptable in form and substance to the Company and the Fiscal Agent, that the transfer is being made pursuant to an exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act.

                  (vi) In the event the Securities are issued as a Rule 144A Global Security with the Depository: (A) the Fiscal Agent may deal with the Depository as the authorized representative of the holders; (B) the rights of the holders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the holders and the Depository and/or direct participants of the Depository and (C) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Securities hold on their behalf by the Depository, and the Depository may be treated by the Fiscal Agent and its agents, employees, officers and directors as the absolute owner of the Securities for all purposes whatsoever.

             In the case of transfer pursuant to the foregoing clauses
        (ii), (iii) or (v) above, the Company and the Fiscal Agent may require that the registered holder deliver an opinion of counsel, certifications or other information acceptable to them in form and substance. The Fiscal Agent shall notify the Company upon receipt of such Transfer Notice and the Company shall immediately advise the Fiscal Agent as to whether an opinion of counsel, certifications or other information as described herein shall be

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        required for such transfer.  In addition, in the case of a transfer pursuant to the foregoing clause (iii) above, the transferor shall be required to deliver a letter from the transferee substantially in the form of Exhibit G hereto.

                  (c) Bearer Securities may, at the option of the holder thereof, (with all unmatured coupons appertaining thereto and matured defaulted coupons appertaining thereto), be exchanged at, subject to applicable laws and regulations, the offices of the Principal Paying Agent and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, Luxembourg or as designated by the Company for such purposes pursuant to Section 12(g), for an equal aggregate principal amount of Registered Securities in denominations of $1,000 and integral multiples thereof without coupons and/or Bearer Securities of authorized denominations. If such holder is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons or the surrender of such missing coupon or coupons may be waived by the Company and the Guarantor if there be furnished to them and the Fiscal Agent such security or indemnity as they may require to save each of them, the Fiscal Agent, the Paying Agent, any paying agency and any of their respective officers, directors, employees or agents harmless. If thereafter the holder of such Security shall surrender to any paying agency any such missing coupon in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment from the Company; provided, however, that, except as otherwise provided in the form of Bearer Security set forth in Exhibit A hereto, interest represented by coupons shall be payable only upon presentation and surrender of those coupons outside of the United States, its territories and its possessions. Bearer Securities and coupons are transferable upon delivery.

             Registered Securities may, at the option of the holder thereof, be exchanged at the office of the Fiscal Agent, or subject to applicable laws and regulations, the offices of the Principal Paying Agent and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, a paying agency in Luxembourg or as designated by the Company for such purposes pursuant to Section 12(g), for an equal aggregate principal amount of Registered Securities of different denominations. Registered Securities shall not be exchangeable for Bearer Securities. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Fiscal Agent shall authenticate and deliver, the Registered Securities which the holder making the exchange is entitled to receive, having endorsed thereon a Guarantee duly executed by the Guarantor. If the holder thereof requests in writing that such Registered Security be exchanged for an interest in the Rule 144A Global Security, such Registered Security will be exchangeable

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        into an equal aggregate principal amount of beneficial interest in the Rule 144A Global Security; provided, however, that, if such Registered Security is a Restricted Security, such exchange may only be made if such holder certifies to the Fiscal Agent in writing that such holder is a QIB by checking box (a) of the Transfer Notice on the reverse of such Security. Upon any exchange as provided in the immediately preceding sentence, the Fiscal Agent shall cancel such Registered Security and cause, or direct any custodian for the Rule 144A Global Security to cause, in accordance with the standing instructions and procedures existing between the Depository and any such custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security to be increased accordingly. If no Rule 144A Global Securities are then outstanding, the Company shall issue and the Fiscal Agent shall authenticate a new Rule 144A Global Security in the appropriate principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor.

             Any person having a beneficial interest in a Rule 144A Global Security may upon request exchange such beneficial interest for a Registered Security only as provided in this paragraph. Upon receipt by the Company and the U.S. Agent of (i) written or electronic instructions from the Depository or its nominee (or such other form of instructions as is customary) on behalf of any person having a beneficial interest in a Rule 144A Global Security and upon receipt by the Fiscal Agent of a written order of such person containing registration instructions and
        (ii) in the case of a Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the person designated as being the beneficial owner, a certification to that effect from such person; or

                  (B) if such beneficial interest is being transferred to a person other than the person designated as being the beneficial owner, the provisions of
                       Section 3(b) hereof have been satisfied;

        in which case the Fiscal Agent or any custodian for the Rule 144A Global Security, at the direction of the Fiscal Agent, shall, in accordance with the standing instructions and procedures existing between the Depository and such custodian, cause the aggregate principal amount of the Rule 144A Global Security to be reduced accordingly and, following such reduction, the Company shall execute and the Fiscal Agent shall authenticate and deliver to such person or the transferee, as the case may be, a Registered Security in the appropriate principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor and, if such Registered Security is a Restricted Security, including the appropriate legend. Registered Securities issued in exchange for a beneficial interest in the Rule 144A Global Security pursuant

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        to this paragraph shall be registered in such names and such authorized denominations as shall be instructed to the Fiscal Agent. The Fiscal Agent shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

                  (d) Notwithstanding any other provision of this Agreement (other than the provisions set forth in Section 3(e) hereof), the Rule 144A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (e) If at any time either (i) the Depository for the Rule 144A Global Security notifies the Company and the Guarantor that the Depository is unwilling or unable to continue as Depository for the Rule 144A Global Security and a successor Depository for the Rule 144A Global Security is not appointed by the Company and the Guarantor within 90 days after delivery of such notice, or (ii) the Company and the Guarantor, at their sole discretion, notify the Fiscal Agent in writing that the Company elects to cause the issuance of Registered Securities under this Agreement, then the Company shall execute, and the Fiscal Agent shall authenticate and deliver, Registered Securities in an aggregate principal amount equal to the principal amount of the Rule 144A Global Security in exchange for such Rule 144A Global Security.

                  (f) Each certificate evidencing Restricted Securities shall bear a legend in substantially the following form:

             THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
             EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS (OR THE THEN APPLICABLE HOLDING PERIOD UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR SUCCESSOR PROVISION)) AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR), EXCEPT (A)

                                       10PAGE
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             TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT
             WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
             (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
             (A)(1),(2), (3) OR (7) UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE FISCAL AGENT FOR SUCH ISSUER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

                  (g) The restrictions imposed by Section 3(b) upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 under the Securities Act (or any successor provision thereto), unless the holder is an affiliate of the Company within the meaning of said Rule 144 (or such successor provision). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Fiscal Agent in accordance with the provisions of this Section 3(g) (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 (or any successor provision), by an opinion of counsel reasonably acceptable to the Company, addressed to the Company and the Fiscal Agent and in form and scope satisfactory to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Registered Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 3(f) hereof. The Company shall promptly inform the Fiscal Agent in writing of the effective date of any registration statement registering the Securities under the Securities Act.

                  (h) The transfer and exchange of the Rule 144A Global Security or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the

                                       11PAGE
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        procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  (i) At such time as all beneficial interests in the Rule 144A Global Security have either been exchanged for Registered Securities, redeemed, repurchased or canceled, the Rule 144A Global Security shall be returned to or retained and canceled by the Fiscal Agent. At any time prior to such cancellation, if any beneficial interest in the Rule 144A Global Security is exchanged for Registered Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by the Rule 144A Global Security shall be reduced accordingly and an endorsement shall be made on the Rule 144A Global Security, by the Fiscal Agent or any custodian therefor, at the direction of the Fiscal Agent, to reflect such reduction.

                  (j) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, and the Guarantees endorsed thereon shall be the valid obligations of the Guarantor, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Securities surrendered upon such registration of transfer or exchange.

                  (k)  Every Registered Security presented for
        registration of transfer or surrendered for exchange shall be duly endorsed, and shall include the certification referred to in
        Section 3(c)(A). The registration of the transfer of a Registered Security by the Security Registrar shall be deemed to be the written acknowledgment of such transfer on behalf of the Company.

                  (1)  No service charge shall be made for any
        registration of transfer or exchange (other than the cost of delivery), but the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 4 hereof or not involving any registration of transfer.

                  (m) Neither the Company nor the Fiscal Agent nor any of the offices or agencies designated for the purposes specified in Section 12(f) nor any Transfer Agent shall be required (i) to exchange Bearer Securities for Registered Securities during the period between the close of business on any Record Date (as defined in Section 5(c) hereof) and the opening of business on the next succeeding interest payment date, (ii) to exchange any Bearer Security (or portion thereof) for a Registered Security if the Company shall determine and inform the Principal Paying Agent in writing that, as a result thereof, the Company would incur adverse consequences under the United States Federal income tax laws at the time of such exchange, or (iii) in the event of a

                                       12PAGE
        redemption in part, (A) to register the transfer of Registered Securities or to exchange any Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given pursuant to Section 3(f) of the Registered Securities and the Bearer Securities identifying the serial numbers of any Securities to be redeemed, or (B) to register the transfer of or exchange of any Registered Security so selected for redemption in whole or in part, except portions not being redeemed of Securities being redeemed in part, or (C) to exchange any Bearer Security called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged, on the terms and conditions set forth above, for a Registered Security that is simultaneously surrendered, with written instruction for payment on the date fixed for redemption, unless the redemption date is after a Record Date and on or before the next succeeding interest payment date, in which case such exchange may be made only prior to the Record Date immediately preceding the redemption date.

             4.   Closing Date; Exchange of Regulation S Global Security.

                  (a) At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Securities executed by the Company in accordance with this Agreement bearing the Guarantees of the Guarantor endorsed thereon to the Fiscal Agent, in the case of Registered Securities, and to the Principal Paying Agent, in the case of Bearer Securities or the Regulation S Global Security for authentication together with an officer's certificate of the Company directing such authentication, and the Fiscal Agent or Principal Paying Agent shall thereupon authenticate and make such Securities available for delivery upon and in accordance with the written order of the Company. No Security shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized signatory of the Fiscal Agent or Principal Paying Agent and such duly executed certificate of authentication on any Security shall be conclusive evidence that the Security has been duly authenticated and delivered hereunder. The Regulation S Global Security, the Rule 144A Global Security and the Registered Accredited Investor Securities will be issued upon payment to the Company or its order in United States dollars in same-day funds by check or wire transfer to a United States dollar account designated by the Company, at 2:00 p.m., London time, on July 16, 1997, or at such other time on the same or such other date, not later than 5:00 p.m., London time, on the fourth Business Day (as such term is defined in Section 5(h) hereof) in London thereafter, as the Managers and the Company may agree (the "Closing Date"). Such payment will be made (1) upon authorization from the Managers, (2) against delivery as provided in Section 4(b) hereof of the amount, if any, of Rule 144A Securities and Registered Accredited Investor Securities as the Managers may request and as they shall direct, and (3) against delivery of the Regulation S Global Security for the balance of
                                       13PAGE
        the Securities to Bankers Trust Company, London office, as depositary (the "Common Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator"), and Cedel Bank societe anonyme ("Cedel"). The Regulation S Global Security shall be held on deposit with the Common Depositary for the accounts of the Euroclear Operator and Cedel, for credit to the Managers' respective Securities Clearance Accounts (or to such other accounts as the Lead Manager may have specified) with the Euroclear Operator or Cedel.

                  (b) On the Closing Date, the Company shall execute and deliver to (i) the Managers, at the office of an affiliate of the Lead Manager (as defined in the Subscription Agreement) in New York, Registered Accredited Investor Securities bearing the Guarantees of the Guarantor endorsed thereon (which shall have been duly authenticated by the Fiscal Agent and which may be in typewritten form) in respect of the Accredited Investor Securities and (ii) the Depositary or its custodian, at its office in New York, the Rule 144A Global Security bearing the Guarantee of the Guarantor endorsed thereon (which shall have been duly authenticated by the Fiscal Agent and which may be in typewritten form) in respect of the Rule 144A Securities.

                  (c) On or before the Exchange Date, the Company will execute and deliver to the Principal Paying Agent, at its office in London, or the Paying Agent, at its office in Luxembourg, definitive Registered Regulation S Securities and Bearer Securities bearing the Guarantees of the Guarantor endorsed thereon in the aggregate principal amount outstanding in the Regulation S Global Security and in such proportion of Registered Regulation S Securities to Bearer Securities as the Principal Paying Agent may specify. "Exchange Date" means the date following the expiration of the 40-day period commencing on the Closing Date. On or after the Exchange Date, the Regulation S Global Security may be surrendered to the Principal Paying Agent to be exchanged, as a whole or in part, for definitive Bearer Securities without charge, and the Principal Paying Agent, or its agent, shall authenticate and deliver, in exchange for such Regulation S Global Security or the portions thereof to be exchanged, an equal aggregate principal amount of definitive Bearer Securities, but only upon presentation to the Principal Paying Agent at its office in London of a certificate of the Euroclear Operator or Cedel with respect to the Regulation S Global Security or portions thereof being exchanged, substantially in the form of Exhibit C hereto, to the effect that it has received a certificate or certificates in substantially the form set forth in Exhibit D hereto dated no earlier than 15 days prior to the Exchange Date and signed by the person appearing in its records as the owner of the Regulation S Global Security or portions thereof being exchanged. Similarly, on or after the Exchange Date, portions of the Regulation S Global Security may be exchanged for an equal aggregate principal amount of definitive Registered Regulation S Securities upon

                                       14PAGE
        presentation to the Principal Paying Agent of a certificate substantially in the form of Exhibit F hereto, to the effect that it has received a certificate or certificates in substantially the form set forth in Exhibit E hereto dated no earlier than 15 days prior to the Exchange Date and signed by the person appearing in its records as the owner of the Regulation S Global Security or portions thereof being exchanged. In addition, if permitted by Cedel or Euroclear, as the case may be, on or after the Exchange Date, (or if permitted by the Company and the Fiscal Agent, before the Exchange Date), portions of the Regulation S Global Security may be exchanged for a beneficial interest in an equal aggregate principal amount of the Rule 144A Global Security (which portion shall be a Restricted Security) upon certifications acceptable to the Company and to the Fiscal Agent to the effect that the person(s) beneficially owning such portion of the Rule 144A Global Security are QIBs that acquired such interest in transaction(s) that complied with the exemption from registration under the Securities Act provided by Rule 144A thereunder (or a successor provision).

                  (d) The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities and coupons, as evidenced by such execution.

                  (e) Only Bearer Securities may be issued upon receipt by the Euroclear Operator or Cedel of a certificate or certificates in the form of Exhibit D hereto. Bearer Securities will be delivered only outside the United States, its territories and its possessions. Only Registered Securities may be issued upon receipt by the Euroclear Operator or Cedel of a certificate or certificates in the form of Exhibit E hereto.

                  (f) The delivery to the Principal Paying Agent by the Euroclear Operator or Cedel of any certificate referred to above may be relied upon by the Company and the Principal Paying Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Euroclear Operator or Cedel pursuant to the terms of this Agreement. The Principal Paying Agent shall receive such certificate on behalf of the Company and shall promptly deliver the original certificate to the Company, retaining a copy of such certificate for its records.

                  (g) Upon any such exchange of a portion of the Regulation S Global Security for a definitive Bearer Security or Securities or a definitive Registered Regulation S Security or Securities or a beneficial interest in the Rule 144A Global Security or an Accredited Investor Security or Securities, the Regulation S Global Security shall be endorsed by the Principal Paying Agent to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such

                                       15PAGE
        definitive Security or Securities. Until so exchanged in full, the Regulation S Global Security shall in all respects be entitled to the same benefits under this Agreement as definitive Securities authenticated and delivered hereunder.

             5.   Payment.

                  (a) The Company will pay, or cause to be paid, to the Paying Agent, at its office in New York, the amounts, at the times and for the purposes, set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent to make payment, or to cause payment to be made, at the Agencies set forth in Section 12(f), of the principal of, premium, if any, and interest on and Additional Amounts (as defined in Section 2 of the Registered Securities and the Bearer Securities), if any, on the Securities from such payments.

                  (b) At least 15 days prior to the date on which any payment of Additional Amounts shall be required to be made pursuant to Section 2 of the Registered Securities and the Bearer Securities, the Company will furnish the Paying Agent, at its office in New York, each other paying agency of the Company, the Fiscal Agent and the Principal Paying Agent with a certificate of one of its duly authorized officers instructing the Paying Agent and each other paying agency of the Company as to the amounts required (i) to be deducted or withheld for or on account of any taxes described in Section 2 of the Registered Securities and the Bearer Securities from a payment to be made on that date and (ii) to be paid to each holder of Securities or coupons as Additional Amounts pursuant to that Section. If the foregoing amounts are not uniform for all holders, then the Company's certificate shall specify by country of residence or other factor the amounts required to be deducted or withheld and to be paid as Additional Amounts for each holder or class of holders of the Securities or coupons. In the absence of its receipt of any such certificate from the Company, the Paying Agent may make payment without deduction or withholding. The Company and the Guarantor hereby agree to indemnify the Paying Agent, each other paying agency of the Company and the Fiscal Agent and their respective officers, directors, employees and agents, for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this Section.

                  (c) Interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security is registered at the close of business on the June 30 or December 31 immediately preceding such interest payment date (each a "Record Date"), even if such Registered Security is canceled, upon redemption, conversion or otherwise, after such Record Date. In case a Bearer Security is surrendered for

                                       16PAGE
        exchange for a Registered Security after the close of business on any Record Date and before the opening of business on the next succeeding interest payment date, the Fiscal Agent shall not be required to perform such transfer or exchange of such Security.

                  (d) Interest on any Registered Security that is payable upon conversion in accordance with Section 7(a) hereof shall be paid to the person in whose name that Security is registered immediately prior to the conversion, provided that if a Registered Security is converted after the close of business on a Record Date and before the opening of business on the next succeeding interest payment date, accrued interest shall be paid on the next succeeding interest payment date to the person in whose name that Security is registered at the close of business on that Record Date.

                  (e) Any interest on any Registered Security that is payable, but is not punctually paid or duly provided for, on any interest payment date shall forthwith cease to be payable to the registered holder thereof on the relevant regular record date by virtue of having been such holder, and such defaulted interest may be paid by the Company to the registered holder of such registered Security on a subsequent record date established by the Company in any lawful manner if, after notice given by the Company to the Principal Paying Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Principal Paying Agent.

                  (f)  Subject to the foregoing provisions of this
        Section 5, each Security delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  (g) In order to provide for the payment of the principal of, premium, if any, and interest on the Securities as the same shall become due and payable, the Company shall pay to the Paying Agent at its office in New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts therein, and in same day funds, the following amounts (and the Company shall give notice to the Principal Paying Agent at least two full Business Days prior to the date payment is due to the Paying Agent as to the means of such payment), to be held and applied by the Paying Agent as hereinafter set forth:

                  (i) The Company shall pay to the Paying Agent, at its office in New York, on the Business Day immediately prior to each interest payment date in same day funds an amount sufficient to pay the interest due (and Additional Amounts, if any) on all the Securities outstanding on such interest payment date and the Paying Agent shall apply the amounts paid to it to the payment of such interest (and Additional Amounts, if any) on such interest payment date.

                                       17PAGE

                  (ii) Upon presentment for conversion of any Securities pursuant to Section 7(a) hereof (except as described in the proviso to Section 5(d)), the Paying Agent shall promptly notify the Company of the amount of any accrued interest due and owing thereon. Within four Business Days of such notification, the Company shall pay to the Paying Agent, at its office in New York, an amount sufficient to pay the accrued interest due on such Securities (and Additional Amounts, if any, thereon), and the Paying Agent shall apply the amounts so paid to it to the payment of such accrued interest (and Additional Amounts, if any, thereon) in accordance with the terms of the Securities.

                  (iii) If the Company shall elect, or shall be required, to redeem the Securities in accordance with
             Section 6 hereof, the Company will pay to the Paying Agent, at its office in New York, not later than 10:00 a.m. New York time on the date fixed for redemption thereof in same day funds an amount sufficient (with any amount then held by the Paying Agent and available for the purpose) to pay the redemption price of the Securities called for redemption on the redemption date or entitled to be redeemed, together with accrued interest thereon (and Additional Amounts, if any, thereon) to the date fixed for redemption and not paid pursuant to clause (g)(i) of this Section 5, and the Paying Agent shall apply such amount to the payment of the redemption price and accrued interest thereon (and Additional Amounts, if any, thereon) in accordance with the terms of the Securities.

                  (iv) Not later than 10:00 a.m. New York time on the maturity date of the Securities, the Company shall pay to the Paying Agent, at its office in New York, in same day funds an amount which, together with any amounts then held by the Paying Agent, and available for payment thereof, shall be equal to the entire amount of principal and interest (and Additional Amounts, if any) to be due on such maturity date on all the Securities then outstanding, and the Paying Agent shall apply such amount to each payment of the principal of and interest on (and Additional Amounts, if any, on) the Securities in accordance with the terms of the Securities.

                  (h) Notwithstanding anything in this Section to the contrary, if any payment of interest or premium or principal (or Additional Amounts, if any) is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, with the same effect as if made on the day such payment was due, and no interest shall accrue for the period after such date. A "Business Day" is defined, with respect to any act to be performed pursuant hereto or to the Securities, as any day which is not (i) a Saturday, Sunday, or (ii) a day on which banking institutions in (x) the place where such act is to

                                       18PAGE
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        occur and (y) New York are authorized or obligated by applicable law, regulation or executive order to close.

             6.   Redemption.

                  (a) If, under the circumstances described in Section 3 of the Registered Securities and Bearer Securities, the Company shall elect or be required to redeem outstanding Securities, the following provisions shall be applicable:

                  (i) The Company shall, at least 45 days in the case of a redemption in whole or 75 days in the case of a redemption in part (or such shorter period as shall be reasonably acceptable to the Fiscal Agent) before the date designated for such redemption, give written notice to the Agents of its election to redeem the Securities on the redemption date specified in such notice and state in such notice that the conditions precedent to such redemption have occurred and describe them, and in case of redemptions pursuant to
             Section 3(b) of the Registered Securities and the Bearer Securities, shall provide to the Fiscal Agent an opinion of counsel satisfactory to the Fiscal Agent stating that the legal conditions precedent to the right of the Company to effect such redemption have occurred, and shall request the Fiscal Agent to arrange for publication and mailing of the notice specified in clause (a) (ii) below.

                  (ii) In case the Company shall give notice to the Fiscal Agent of its election to redeem the Securities, the Fiscal Agent shall cause to be published on behalf of and at the expense of the Company a notice of redemption in accordance with the provisions of Section 3 of the Registered Securities and Bearer Securities and shall mail by first-class mail a copy of the notice to each holder of a Registered Security at the address of such holder as it shall appear in the Security Register. The Fiscal Agent shall send a copy of such notice of redemption to the Company, the Guarantor, the Paying Agent (if different from the Fiscal Agent) and each other paying agency of the Company.

                  (iii) Such notice shall be published on behalf and at the expense of the Company in an Authorized Newspaper (as defined in Section 19 hereof) on a Business Day in New York City and in London and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, in an Authorized Newspaper in Luxembourg, or, if publication in either London or Luxembourg is not practical, in an Authorized Newspaper in any country in Western Europe, as set forth in Section 19 of this Agreement and Section 3 of the Registered Securities and Bearer Securities. In the case of a redemption in whole, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of partial redemption, notice

                                       19PAGE
             will be given twice, the first such notice to be given not more than 75 nor less than 60 days prior to the date fixed for redemption and the second such notice to be given not more than 60 and not less than 30 days prior to the date fixed for redemption. The Fiscal Agent shall notify the Company promptly of the portions of outstanding Securities to be called for redemption as determined pursuant to
             Section 3(a) of the Registered Securities and Bearer
             Securities.

                  (b) Under the circumstances described in Section 3(d) of the Registered Securities and Bearer Securities concerning the redemption of outstanding Securities at the option of the holders thereof, the following provisions shall be applicable:

                  (i) The Company shall give notice to the Fiscal Agent of the occurrence of a Redemption Event (as defined below) immediately upon the occurrence of such Redemption Event. For purposes hereof a "Redemption Event" shall have occurred if the Company's Common Stock (or other equity securities into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. Such notice shall state:

                  (A)  The nature of the Redemption Event;

                  (B) The Holder Redemption Date (as defined in Section 3(d) of the Registered Securities and Bearer Securities) in respect of such Redemption Event; and

                  (C) The redemption price as set forth in Section 3(d) of the Registered Securities and Bearer
                       Securities.

                  (ii) The Fiscal Agent shall cause to be published on behalf of the Company a notice of entitlement to redeem in accordance with the provisions of Section 3 of the Registered Securities and Bearer Securities and shall mail by first-class mail a copy of such notice to each holder of a Registered Security at the address of such holder as it shall appear in the Security Register. The Fiscal Agent shall send a copy of such notice of entitlement to redeem to the Company, the Guarantor, the Paying Agent (if different from the Fiscal Agent) and each other paying agency of the Company hereunder. Such notice shall be published on behalf and at the expense of the Company in Authorized Newspapers on a Business Day in New York City and in London and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, in an Authorized Newspaper in Luxembourg, or, if either publication in London or Luxembourg is not practical, in an Authorized Newspaper in

                                       20PAGE
             any country in Western Europe, as set forth in Section 19 of this Agreement. Notice shall be given not later than 10 days after the later of the Exchange Date or the date of the occurrence of a Redemption Event.

                  (iii) Upon the deposit of any of the Registered Securities or Bearer Securities with the agency designated by the Company as the place for payment of the Registered Securities and Bearer Securities together with a duly signed and completed redemption notice in the form set forth on the reverse of the Bearer Securities and Registered Securities, all in accordance with the provisions of Section 3 of the Registered Securities and Bearer Securities, the holder of such Registered Security and Bearer Security shall be entitled to receive a non-transferable receipt evidencing such deposit.

                  (iv) The Fiscal Agent shall notify the Company on each Business Day in the five Business Days prior to the Holder Redemption Date for outstanding Securities to be redeemed under this Section 6(b) of the amount required to redeem such Securities.

             7.   Conversion of Securities.

                  (a) Subject to and upon compliance with the provisions of this Section 7, at the option of the holder thereof, any outstanding Registered Security or Bearer Security or, in the case of any outstanding Registered Security or Bearer Security of a denomination other than $1,000, any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted into shares of the Company's common stock, par value $.10 per share ("Common Stock"), issuable upon conversion of the Securities, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock ("Conversion Shares") as set forth in the Registered Securities and Bearer Securities. Such Registered Securities or Bearer Securities may be converted on or after the date which is the later of: (i) the Exchange Date, and (ii) the date of the effectiveness of the Registration Statement to be filed by the Company under the Securities Act relating to the Common Stock issuable upon conversion of the Restricted Securities (the "Registration Date"), and in any event prior to redemption or maturity. The right to convert Securities called for redemption will terminate at the close of business on the fifteenth day next preceding the date fixed for redemption (or if such date is not a Business Day, then the next succeeding Business Day), and will be lost if not exercised prior to that time. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion. Accrued interest from the immediately preceding interest payment date until the conversion date (and Additional Amounts, if any, thereon) will be paid to the holder, through the Paying Agent, in the same manner as payments of interest, within five Business

                                       21PAGE

        Days after the conversion date, provided that if a Registered Security is converted after the close of business on a Record Date and before the opening of business on the next succeeding interest payment date, accrued interest shall be paid on the next succeeding interest payment date to the person in whose name that Security is registered at the close of business on that Record Date. The price at which Conversion Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be initially U.S. $12.10 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (c)(i), (ii), (iii), (iv), (vi) and (vii) of Section 4 of the Registered Securities and Bearer Securities.

             In lieu of issuing shares of Common Stock upon such conversion of the Securities, the Company may elect, in its sole discretion, to pay cash in respect of all or a portion of the shares of Common Stock otherwise issuable upon such conversion. The amount of cash to be so delivered shall be equal to the number of shares of Common Stock as to which cash is being paid in lieu of issuance of shares of Common Stock multiplied by the Market Price of a share of Common Stock, subject to appropriate adjustment in the event the Conversion Price is adjusted as provided in the Definitive Securities. The Company shall inform each Conversion Agent and Paying Agent of the Market Price.

             "Market Price" means the Weighted Average Price of the Common Stock on the last Stock Trading Day preceding the applicable conversion date, appropriately adjusted to reflect events giving rise to an adjustment to the Conversion Price as provided in the Definitive Securities.

             "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Weighted Average Price is open for trading or quotation and on which at least one trade of the Common Stock has occurred.

             "Weighted Average Price" of a share of Common Stock on any Stock Trading Day means the weighted average per share sale price for all sales of shares of Common Stock on such Stock Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not available, the average of the high and low sale prices or, if no sales prices are reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices) as reported in the composite transactions for the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Inc. Automated Quotation System or by the National Quotation Bureau Incorporated; provided that, in the absence of such quotations, the Company shall be entitled to determine the Weighted Average Price on the basis of such quotations as it considers appropriate.

                                       22PAGE

                  (b) In order to exercise the conversion privilege, the holder of any Security to be converted shall surrender such Security, or, if less than the entire principal amount of a Registered Security or Bearer Security of a denomination other than $1,000 is to be converted, the portion thereof to be converted, together with all unmatured coupons and any matured coupons in default appertaining thereto, at any applicable office or agency of the Company maintained for that purpose pursuant to
        Section 12(f) hereof, accompanied by a duly signed and completed Conversion Notice, in substantially the form set forth in the Registered Securities and Bearer Securities, to the Company, at such office or agency that the holder elects to convert such Security (or specified portion thereof).

             Upon presentment for conversion of any Securities pursuant to this Section, the Principal Conversion Agent shall immediately that day notify the Company of such presentment. Within two business days (as defined in the Securities) after the conversion date, the Company shall deliver to the Paying Agent written notice of whether such Debenture shall be converted into shares of Common Stock or cash or a combination of shares of Common Stock and cash (specifying the amounts of each) (the "Company Conversion Notice"). The Company shall deliver to such holder no later than the fifth business day following the conversion date, through the Paying Agent, in respect of the portion of the converted security to be settled in cash, and as promptly as practicable on or following the conversion date in respect of the portion of the Converted Security as to which shares of Common Stock are to be issued, the amount of cash and certificates representing the number of shares of Common Stock to be delivered, and cash in lieu of any fractional shares. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion. Accrued interest from the immediately preceding interest payment date until the conversion date (and Additional Amounts, if any, thereon) will be paid to the holder, through the Paying Agent, in the same manner as payments of interest, within five business days (as defined in the Securities) after the conversion date, provided that if a Registered Security is converted after the close of business on a Record Date and before the opening of business on the next succeeding interest payment date, accrued interest shall be paid on the next succeeding interest payment date to the person in whose name that security is registered at the close of business on that Record Date.

                  (c) Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such Securities as holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall

                                       23PAGE
        cause to be issued or delivered at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable or deliverable upon conversion, together with payment, in lieu of any fraction of a share, as provided below. The Paying Agent shall, within five Business Days after the conversion date, make a payment, or cause payment to be made, at the Agencies set forth in Section 12(f), for the accrued interest thereon (and Additional Amounts, if any, thereon), except as otherwise provided in this Section 7.

             In the event that payment by the Company of cash in lieu of issuing shares of Common Stock upon conversion of a Security shall require any withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such cash payment by the United States or any political subdivision or taxing authority thereof or therein, then the Company will be required to pay Additional Amounts with respect thereto in the same manner and to the same extent as is provided for in Section 2 of the Definitive Securities.

             In the event that payment by the Company of cash in lieu of issuing shares of Common stock upon conversion of a Security shall require any certification, identification or information reporting requirement of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Bearer Security who is a United States Alien (as defined in Section 2 hereof) (other than a requirement (a) which would not be applicable to a payment made (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which could be satisfied by the holder, custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided, however, in each case referred to in clauses (a) (ii) and (b) payment by such custodian, nominee or agent to the beneficial owner is not otherwise subject to any requirement referred to in this sentence), the Company may not elect to make the cash payment unless such certification, identification or information reporting requirement would be fully satisfied by payment of United States withholding, backup withholding or similar taxes and the Company pays such Additional Amounts (without regard to Section 2 hereof) as are necessary in order that, following the effective date of such requirement, every net payment made outside the United States by the Company or a related paying agent of the cash payment on a Bearer Security to a holder who is a United States Alien (without regard to a certification, identification or information reporting requirement as to the nationality, residence or identity of such holder), after deduction for United States withholding, backup withholding or similar taxes (other than withholding, backup withholding or similar taxes (i) which would not be applicable in the circumstances referred to in the parenthetical clauses above or
        (ii) are imposed as a result of presentation of such Bearer Security for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof

                                       24PAGE
        is duly provided for, whichever is later), will not be less than the amount provided in the Bearer Security to be then due and payable.

                  (d) In the case of any Registered Security or Bearer Security of a denomination other than $1,000 which is converted in part only, upon such conversion the Company shall execute and the Fiscal Agent shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities of any authorized kind or denomination as requested by such holder, in aggregate principal amount equal to the unconverted portion of the principal amount of such Security, having endorsed thereon a Guarantee duly executed by the Guarantor.

                  (e) No fractional shares of Common Stock shall be issued or delivered upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable or deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or, in the case of Registered Securities or Bearer Securities of a denomination other than $1,000, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable or deliverable upon conversion of any Security or Securities (or, in the case of Registered Securities or Bearer Securities of a denomination other than $1,000, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as defined in Section 4(c)(v) of the Registered Securities and Bearer Securities) for a share of Common Stock at the close of business on the day preceding the day of conversion.

                  (f) Whenever the Conversion Price is adjusted as provided in the Registered Securities and Bearer Securities:

                  (i) the Company shall compute the adjusted Conversion Price in accordance with the terms of the Registered Securities and Bearer Securities and shall prepare a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Principal Conversion Agent and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 12(f) hereof; and

                  (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared, and, as soon as practicable after it is prepared, the Company shall promptly cause a notice setting forth the adjusted Conversion Price

                                       25PAGE
             to be given to the holders of the Securities. Such notice shall be published on behalf and at the expense of the Company in Authorized Newspapers on a Business Day in New York City and in London and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, in an Authorized Newspaper in Luxembourg, or, if publication in either London or Luxembourg is not practical, in an Authorized Newspaper in any country in Western Europe, as set forth in Section 19 of this Agreement and Section 4 of the Registered Securities and Bearer Securities.

                  (g)  In case:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (excluding dividends payable in stock for which adjustment is made pursuant to the terms of the Registered Securities and Bearer Securities); or

                  (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation with, or merger of the Company into, any other corporation, or of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or of any sale or transfer of all or substantially all of the assets of the Company (which shall not include the sale or transfer, in one or more transactions, of any portion of the assets of the Company to any corporation or corporations if each of such corporations immediately following such transfer is at least 51% owned, directly or indirectly, by the Company, provided that such sale or transfer does not result in the reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company); or

                  (iv) of the involuntary dissolution, liquidation or winding up of the Company; or

                  (v) the Company shall take any other action which would require an adjustment of the Conversion Price pursuant to the Registered Securities and Bearer Securities;

             then the Company shall cause to be filed with the Principal Conversion Agent and at each office or agency maintained for the purpose of conversion of Securities a notice setting

                                       26PAGE
             forth the adjusted Conversion Price and shall cause notice to be given as provided in Section 19 except that notice need be given once at least 20 days (or 10 days in any case specified in clause (i) or (iii) above) prior to the applicable record date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants is to be determined, or (y) the date on which a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for the securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote on any such action.

                  (h) The Company shall, at all times, have reserved and available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Securities, the full number of Conversion Shares then issuable upon the conversion of all Securities (based on the aggregate principal amount of Securities outstanding).

                  (i) The Company shall file, as soon as practicable following the Closing Date, a shelf registration statement with the United States Securities and Exchange Commission covering the resale of shares of Common Stock issuable upon conversion of the Securities ("Registrable Securities"); provided that any holder of any Securities shall not sell any shares pursuant to such registration statement unless and until it provides to the Company such information as the Company may reasonably request for use in connection with the identification of such holder as a selling stockholder in such registration statement, or any prospectus included therein, and no such sale shall be made by such holder pursuant to such registration statement unless and until such information is included by the Company in such registration statement or prospectus. The Company shall in good faith use its best efforts and at its cost to cause such registration statement to be declared effective as promptly as practicable thereafter and to include in such registration statement the information provided by a holder as a selling stockholder and shall notify the Fiscal Agent of the effectiveness thereof and agrees to use its best efforts to (i) cause all registrations with, and to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required in connection with the

                                       27PAGE
        conversion of the Securities into Common Stock and the resale thereof, (ii) maintain the effectiveness of such registrations until the earlier of the date that Rule 144(k) under the Securities Act (or successor provision) is available for the resale of the shares of Common Stock issuable upon conversion of the Restricted Securities (or other securities issuable upon conversion of the Securities) and (iii) to list the shares of Common Stock required to be issued or delivered upon conversion of Securities (or other securities issuable upon conversion of the Securities) prior to such issue or delivery on such national securities exchange or automated over-the-counter trading market where such Common Stock is listed or traded at the time of such delivery. The Company and the Guarantor, jointly and severally, shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any such registration statement, or related prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information, if any, furnished in writing to the Company by such holder expressly for use therein; provided, that the Company shall not be liable to any holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) such holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B)(i) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and
        (ii) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such holder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.
        Promptly after receipt by an indemnified party under this Paragraph (i) of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect

                                       28PAGE
        thereof is to be made against the Company or the Guarantor under this Paragraph (i) notify the Company and the Guarantor in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Company or the Guarantor shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Paragraph
        (i). If any such claim or action shall be brought against an indemnified party, the Company and the Guarantor shall be entitled to participate therein and, to the extent that they wish, to assume the defense thereof. After notice from the Company or the Guarantor to the indemnified party of its election to assume the defense of such claim or action, neither the Company nor the Guarantor shall be liable to the indemnified party under this Paragraph (i) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both an indemnified party and the Company or the Guarantor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and for other indemnified parties that are different from or additional to those available to the Company or the Guarantor, the indemnified party or parties under this Paragraph (i) shall have the right to employ not more than one counsel to represent them and, in that event, the reasonable fees and expenses of not more than one such separate counsel shall be paid by the Company or the Guarantor. Neither the Company nor the Guarantor shall be liable for any settlement effected without its written consent of any claim or action.

                  (j) The Company covenants that all shares of Common Stock which may be issued or delivered upon conversion of Securities (or other securities issuable upon conversion of the Securities) will upon issuance be fully paid and nonassessable and, except as provided in Section 13 hereof, the Company will pay all stamp, excise or similar taxes or duties, liens and charges with respect to the issue thereof.

                  (k) The Fiscal Agent shall cause the converted securities to be cancelled and destroyed in accordance with its policy for disposal of canceled securities or as otherwise directed by the Company. Converted Securities shall not be transferred. The Principal Conversion Agent shall give the Company prompt notice of all Securities which have been converted, and if the Fiscal Agent is not also the Principal Conversion Agent, the Company will promptly give, or cause to be given, written notice to the Fiscal Agent of the serial numbers of all Securities which have been converted.

                  (1) In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer, in one or more

                                       29PAGE
        transactions, of all or substantially all of the assets of the Company (which shall not include the sale or transfer of any portion of the assets of the Company to any corporation or corporations if each of such corporations immediately following such transfer is at least 51% owned, directly or indirectly, by the Company, provided that such sale or transfer does not result in the reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the corporation formed by such consolidation or resulting from such merger, or which acquires such assets, as the case may be, shall execute and deliver to the Fiscal Agent an amendment to the Fiscal Agency Agreement providing that the holder of each Registered Security and Bearer Security shall have the right during the period such Security shall be convertible as specified in the Registered Securities and Bearer Securities to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming, if such consolidation, merger, sale or transfer is prior to the period such Security shall be convertible as specified in the Registered Securities and Bearer Securities, that the Securities were convertible at such time at the initial Conversion Price as adjusted pursuant to the terms of the Registered Securities and Bearer Securities. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in the Registered Securities and the Bearer Securities. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

                  (m) Subject to Section 11(j) hereof, neither the Fiscal Agent nor the Conversion Agent or conversion agency appointed by the Company shall at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in the Registered Securities and Bearer Securities provided to be employed, in making the same. Neither the Fiscal Agent nor the Conversion Agent or conversion agency appointed by the Company shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the conversion of any Security; and neither the Fiscal Agent nor the Conversion Agent or conversion agency appointed by the Company makes any representation with respect thereto. Neither the Fiscal Agent nor the Conversion Agent or conversion agency appointed by the Company shall be responsible for any acts or omissions of the Company including without limitation any failure of the Company to issue, transfer or deliver any certificates representing shares of Common Stock

                                       30PAGE
        or other securities or property or to make any cash payment upon the delivery of any Security for the purpose of conversion or to comply with any of the covenants contained in this Section 7.

                  (n) Any Common Stock issued upon conversion of a Restricted Security ("Restricted Common Stock") at any time prior to the date which is two years (or the then applicable holding period under Rule 144(k) under the Securities Act (or successor provision)) after the date of original issuance of such Restricted Security and the last date on which the Company or any affiliate of the Company was the owner thereof (or any predecessor), and when a registration statement in respect of such Common Stock is not effective under the Securities Act, shall be subject to the restrictions on transfer set forth in
        Section 3 hereof to the same extent as such Restricted Securities which were so converted. All shares of Restricted Common Stock shall bear the legend and transfer requirements set forth in
        Section 3(f) hereof, with such modifications thereto as the Company shall deem appropriate.

             8.   Surrendered Securities.

             All Securities, together with any coupons appertaining thereto, surrendered for payment, redemption, retirement, transfer or exchange and all coupons paid through the application of interest installments and all Securities purchased by the Company or any subsidiary shall be delivered to the Fiscal Agent in the case of Registered Securities, and to the Principal Paying Agent in the case of Bearer Securities and the Regulation S Global Security. In any such case such Principal Paying Agent shall cancel all Securities and coupons not previously canceled and destroy all such Securities and coupons so delivered and shall furnish to the Company and the Guarantor a certificate with respect to such destruction. Such certificate shall state, in the case of destruction of the Regulation S Global Security, that all certificates of the Euroclear Operator or Cedel as to beneficial ownership required by Section 4 hereof have been duly presented by the Euroclear Operator or Cedel.

             9.   Mutilated, Destroyed, Stolen or Lost Securities.

             The Fiscal Agent in the case of Registered Securities, and to the Principal Paying Agent, in the case of Bearer Securities and the Regulation S Global Security is hereby authorized, in accordance with the provisions of the Securities and this Section, from time to time to authenticate and deliver Securities in exchange for or in lieu of Securities that become mutilated, destroyed, stolen or lost, upon receipt of indemnity and such other documents or proof as may be required in form and substance satisfactory to the Principal Paying Agent and Fiscal Agent, the Company and the Guarantor. Every Security authenticated and delivered in exchange for or in lieu of any such Security shall have endorsed thereon a Guarantee and shall be considered obligations of the Company and the Guarantor and shall carry all

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        rights to interest accrued and unpaid and to accrue which were carried by such Security, and notwithstanding anything to the contrary herein contained, any new Bearer Security shall have attached thereto such coupons that neither gain nor loss in interest shall result from such exchange or substitution.

             10.  Signatures.

                  (a) Securities shall be executed on behalf of the Company by its President, its Secretary, any Vice President or its Treasurer, any of whose signatures may be manual or in facsimile, and any coupons appertaining thereto shall be executed on behalf of the Company by the facsimile signature of its President, its Secretary, any Vice President or its Treasurer. Any signature in facsimile may be imprinted or otherwise reproduced on the Securities. The Company may adopt and use the signature or facsimile signature of any person who shall be a President, Secretary, Vice President or Treasurer at the time of the execution of the Securities, notwithstanding the fact that at the time the Securities shall be authenticated and delivered, or disposed of, such person shall have ceased to have held such office by virtue of which such person so executed such security.

                  (b) The Guarantees shall be executed on behalf of the Guarantor by its President, any Vice President, or its Treasurer, manually or in facsimile, and a facsimile of its corporate seal shall be impressed, imprinted or engraved thereon and shall be attested by its Secretary or one of its Assistant Secretaries, whose signature may be manual or in facsimile, prior to the authentication of the Securities on which they are endorsed. Any signature in facsimile may be imprinted or otherwise reproduced on the Guarantees. The Guarantor may adopt and use the signature or facsimile signature of any person who shall be any such officer of the Guarantor at the time of the execution of the Guarantee, notwithstanding the fact that at the time the Securities shall be authenticated and delivered, or disposed of, such person shall have ceased to be such officer of the Guarantor.

             11.  Agreements Concerning Agents.

             Each of the Agents accepts its obligations herein and in the Securities, upon the terms and conditions hereof and thereof, including the following, to all of which the Company and the Guarantor agree and to all of which the rights hereunder of the holders from time to time of the Securities and coupons shall be subject:

                  (a) Each of the Agents shall be entitled to reasonable compensation for all services rendered by such Agent, as separately agreed by the Company and the Agent, and the Company and the Guarantor agree promptly to pay such compensation and to reimburse each of the Agents for the reasonable out-of-pocket fees, charges and expenses (including, but not limited to,

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
        counsel fees and expenses) incurred by such Agent in connection with the services rendered by it hereunder. The Company and the Guarantor also agree to indemnify each of the Agents and their officers, directors, employees and agents and each other paying agency and conversion agency of the Company for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of such Agent or other paying agency and conversion agency of the Company hereunder. The obligations of the Company and the Guarantor under this clause (a) shall survive payment of the Securities or the resignation or removal of any Agent or paying agency or conversion agency and the termination of this Agreement.

                  (b) In acting under this Agreement and in connection with the Securities, each of the Agents and each other paying agency and conversion agency of the Company is acting solely as agent of the Company, and does not assume any obligation, or relationship of agency or trust, for or with any of the owners or holders of the Securities or coupons, except that all funds held by the Paying Agent or any other paying agency of the Company for payment of principal of, premium, if any, or interest on (or Additional Amounts, if any, on) the Securities shall be held in trust but need not be segregated from other funds except as required by law and as set forth herein and in the Securities, and shall be applied as set forth herein and in the Securities; provided, however, that monies paid by the Company or the Guarantor to the Paying Agent or any other paying agency of the Company for the payment of principal of or interest on (or Additional Amounts, if any, on) Securities remaining unclaimed at the end of two years after such principal or interest (or Additional Amounts, if any) shall have become due and payable shall be repaid to the Company or the Guarantor, as provided and in the manner set forth in the Securities, whereupon the aforesaid trust shall terminate and all liability of the Paying Agent or such other paying agency or the Company with respect thereto shall cease and the holders of Securities shall thereafter have recourse only to the Company and the Guarantor.

                  (c) Each of the Agents and each other paying agency and conversion agency of the Company may consult with one or more counsel satisfactory to it (including counsel to the Company or the Guarantor), and the advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (d) Each of the Agents and each other paying agency and conversion agency of the Company shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any Security, Guarantee or coupon, notice, direction, consent, certificate, affidavit, statement or other paper or document believed in good faith by such Agent or such other paying agency and conversion agency of

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        the Company to be genuine and to have been signed by the proper parties.

                  (e) Each of the Agents and each other paying agency and conversion agency of the Company, its officers, directors and employees may become the owner of, or acquire any interest in, any Securities or coupons, with the same rights that it or they would have if it were not an Agent or such other paying agency of the Company hereunder, and may engage or be interested in any financial or other transaction with the Company, the Guarantor and their affiliates and may act on, or as depositary, trustee or agent for, any committee or body of holders of Securities or other obligations of the Company or the Guarantor, as freely as if it were not an Agent or a paying agency or conversion agency of the Company hereunder.

                  (f) Neither the Paying Agent nor any other paying agency of the Company shall be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities.

                  (g) The recitals contained herein and in the Securities (except in the Fiscal Agent's certificates of authentication), shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Agents assume no responsibility for the correctness of the same. None of the Agents makes any representation as to the validity or sufficiency of this Agreement, the Offering Circular relating to the Securities or the Securities or the coupons or the Guarantees, except for such Agent's due authorization to execute this Agreement. Neither the Agents nor any other paying agency or conversion agency of the Company shall be accountable for the use or application by the Company of the proceeds of any Securities authenticated and delivered by the Fiscal Agent in conformity with the provisions of this Agreement.

                  (h) The Agents and each other paying agency and conversion agency of the Company shall be obligated to perform such duties and only such duties as are herein and in the Securities specifically set forth and no implied duties or obligations shall be read into this Agreement or the Securities against the Agents or any other paying agency of the Company. The Agents shall not be under any obligation to take any action hereunder which may tend to involve them in any expense or liability, the payment of which, within a reasonable time, is not, in their reasonable opinion, assured to them and for which they have not received an indemnity satisfactory to them.

                  (i) Unless herein or in the Securities otherwise specifically provided, any order, certificate, notice, request, direction, or other communication, from the Company or the Guarantor made by or given by it under any provision of this Agreement shall be sufficient and may be conclusively relied upon by any Agent, if signed by the President, the Secretary, any Vice

                                       34PAGE

        President or the Treasurer of the Company or the Guarantor, as the case may be.

                  (j) Anything in this Agreement to the contrary notwithstanding, none of the Agents shall incur any liability hereunder, except as a result of negligence or bad faith attributable to it or its officers or employees, and shall incur no liability for the negligence or bad faith of its agents appointed by it with due care; provided that the Agent shall notify the Company and the Guarantor of the appointment of any such agents.

                  (k) The Agents shall not be liable for any loss caused by events beyond the reasonable control of the Agents, including any malfunction, interruption of or error in the transmission of information caused by any machines or systems or interruption of communication facilities, abnormal operating conditions or acts of God. The Agents shall have no liability whatsoever for any consequential, special, indirect or speculative losses or damages.

             12. Offices, Resignation, Successors, Etc. of Agents, Paying, Conversion and Transfer Agencies.

                  (a) The Company agrees that, until none of the Securities and coupons are outstanding or until monies for the payment of all principal of premium, if any, and interest on (and Additional Amounts, if any, on) all outstanding Securities shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in the Securities, there shall at all times be a Fiscal Agent in the Borough of Manhattan, New York City, which shall be a bank or trust company organized and doing business under the laws of the United States of America or of any State of the United States of America, in good standing and authorized under such laws to exercise corporate trust powers, a Paying Agent, a Principal Conversion Agent and a Transfer Agent having offices in New York City, which shall be a bank or trust company organized, in good standing and doing business under the laws of the United States of America or of any State of the United States of America, and a Principal Paying Agent, a paying agency, a conversion agency and a transfer agency in at least one city in Western Europe, which shall include Luxembourg if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon.

                  (b) Each of the Agents may at any time resign as such Agent by giving written notice to the Company and to the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 90 days after receipt of such notice by the Company and the Guarantor unless the Company and the Guarantor agree to accept less notice. Each of the Agents hereunder may be removed at any time by the filing with it of any instrument in writing signed on behalf of the

                                       35PAGE

        Company and the Guarantor and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company and the Guarantor, as hereinafter provided, of a successor Fiscal Agent, Principal Conversion Agent or Principal Paying Agent, as the case may be, and the acceptance of such appointment by such successor Agent. Upon its resignation or removal, each of the Agents shall be entitled to the payment by the Company and the Guarantor of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder by such Agent.

                  (c) In case at any time any of the Agents shall resign, or shall be removed, or shall be incapable of acting, or shall file a voluntary petition as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or have an order for relief entered against it as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against the Fiscal Agent under any legislation similar to the provisions of Title 11 of the United States Code or against any of the Agents under the provisions of any legislation similar to the provisions of Title 11 of the United States Code, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Agent, qualified as aforesaid, shall be appointed by the Company and the Guarantor by an instrument in writing. Upon the appointment as aforesaid of a successor Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If no successor Agent shall have been so appointed by the Company and the Guarantor and shall have accepted appointment as hereinafter provided, any holder of a Security, on behalf of itself and all others similarly situated, or any Agent may petition any court of competent jurisdiction for the appointment of a successor Agent and shall promptly notify the Company and the Guarantor of such action.

                  (d) Any successor Fiscal Agent, Principal Conversion Agent, Transfer Agent or Principal Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to

                                       36PAGE
        transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all monies, securities or other property on deposit with or held by such predecessor, as such Agent hereunder.

                  (e) Any corporation or bank into which any of the Agents hereunder may be merged or converted, or any corporation or bank with which such Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all the assets and business of such Agent, or any corporation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, provided that it shall be qualified as aforesaid, shall be the successor to such Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto.

                  (f) So long as there shall be a Fiscal Agent and Paying Agent hereunder, the Company shall maintain agencies (i) where Registered Securities (but not Bearer Securities or coupons) may be presented for surrender for payment (and for the payment of Additional Amounts on the Registered Securities, if
        any) and where Securities may be surrendered for conversion in the Borough of Manhattan, New York City, and (ii) where Bearer Securities and coupons may be surrendered for payment (and for the payment of Additional Amounts (pursuant to Section 2 of the Bearer Securities) on Bearer Securities, if any) and where Bearer Securities may be surrendered for conversion in at least one city in Western Europe, which shall be Luxembourg if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon. The Company now intends to maintain additional agencies (subject to applicable laws and regulations) where Bearer Securities may be surrendered for payment (and for the payment of Additional Amounts (pursuant to Section 2 of the Bearer Securities) on Bearer Securities, if any), where Registered Securities may be surrendered for payment and where Securities may be surrendered for conversion in London, England and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, Luxembourg, and during such period to keep the Agents advised of the names and locations of such agencies. Unless the Company shall otherwise notify each of the Agents in writing, the sole such paying agencies and conversion agencies shall be the agencies specified in the Securities. The Company authorizes the Paying Agent to pay to or to the order of the aforesaid agencies, upon written demand by such agencies, funds for the payment of the principal of, premium, if any, and interest on (and Additional Amounts pursuant to Section 2 of the Registered Securities and Bearer Securities, if any, on) the Securities. Except as otherwise arranged by the Company, the Fiscal Agent shall arrange for the payment of the compensation of such paying agencies for their services as such, and the Company


                                       37PAGE
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        and the Guarantor shall pay to the Fiscal Agent from time to time sufficient funds to make such payments.

                  (g) So long as there shall be a Fiscal Agent, Paying Agent and Conversion Agent hereunder, the Company shall maintain a Security Registrar and additional transfer agencies (the "Transfer Agents") (i) where Registered Securities may be surrendered for exchange for other Registered Securities in New York City and (ii) in at least one city in Western Europe, which shall be Luxembourg if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, where Bearer Securities may be delivered in exchange for Bearer Securities or for Registered Securities. Consistent with applicable laws and regulations, including the provisions of the federal income tax laws of the United States, such agencies may be the same agencies as or different agencies from those maintained by the Company pursuant to Section 12(f).

             The Company hereby appoints, subject to the listing of the Securities on the Luxembourg Stock Exchange, Bankers Trust Luxembourg, S.A. 14 Boulevard, F.D. Roosevelt, L-2450 Luxembourg, Luxembourg as Transfer Agent for such exchanges. The transfer, exchange and registration of transfer or exchange of Registered Securities shall be made by the Fiscal Agent in New York City.

             13.  Taxes.

             The Company will pay all stamp taxes and other similar duties, if any, that may be imposed by the United States of America or the United Kingdom, or any state or political subdivision thereof or taxing authority therein, with respect to the execution or delivery of this Agreement, or the issuance of the Regulation S Global Security or the Guarantees, or the exchange from time to time of the Regulation S Global Security for Registered Securities and Bearer Securities, or with respect to the issue or delivery of shares of Common Stock on conversion of Securities; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid; and further provided that the Company shall not be required to pay any tax or duty that may be payable in respect of any accrued interest paid in connection with the conversion of the Securities.

             14.  Meetings and Votes of Holders.

                  (a) A meeting of holders of Securities may be called at any time and from time to time pursuant to this Section for any of the following purposes: (i) to give any notice to the

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        Company, to the Guarantor or to the Fiscal Agent, or to give any directions to the Fiscal Agent, or to consent to the waiving of any default hereunder or under the Registered Securities and Bearer Securities and its consequences, or to take any other action authorized to be taken by holders of Securities pursuant to Section 9 of the Registered Securities and Bearer Securities; or (ii) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of this Agreement, the Registered Securities and Bearer Securities or under applicable law.

                  (b) Meetings of holders of Securities may be held at such place or places in New York City or London as the Fiscal Agent or, in case of its failure to act, the Company, the Guarantor or the holders calling the meeting shall from time to time determine.

                  (c) The Fiscal Agent may at any time call a meeting of holders of Securities to be held at such time and at such place in any of the locations designated in Section 14(b) hereof as the Fiscal Agent shall determine. Notice of every meeting of holders shall be made as specified in Section 19 hereof, except that such notice shall set forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and a general description of regulations applicable to such meeting, and shall be published at least three times in the publications specified in such Section 19, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                  (d) In case at any time the Company, the Guarantor or the holders of at least 25% in aggregate principal amount of the Securities shall have requested the Fiscal Agent to call a meeting of the holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Fiscal Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor or the holders of Securities in the amount above specified may determine the time and the place in either of the locations designated in
        Section 14(b) hereof for such meeting and may call such meeting to take any action authorized in Section 14(a) hereof by giving notice thereof as provided in Section 14(c) hereof.

                  (e) To be entitled to vote at any meeting of holders of Securities, a person shall be (i) a holder of one or more Securities, or (ii) a person appointed by an instrument in writing as proxy for a holder or holders of Securities by such holder or holders, which proxy need not be a holder of Securities. The only persons who shall be entitled to be present or to speak at any meeting of holders shall be the persons entitled to vote at such meeting and their counsel and any

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
        representatives of the Fiscal Agent and its counsel and any representatives of the Company and its counsel and any representatives of the Guarantor and its counsel.

                  (f) The persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum for the transaction of all business specified in Section 14(a) hereof. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 14(d) hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14(c) hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 25% in principal amount of the Securities outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 9 of the Registered Securities and Bearer Securities) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Securities represented and voting at such meeting, provided that such amount shall be not less than 25% in principal amount of the Securities outstanding. Any holder of a Security who has executed an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of the holders of Securities duly held in accordance with this Section 14 shall be binding on all the holders of Securities whether or not present or represented at the meeting.

                  (g) Notwithstanding any other provision of this Agreement, the Fiscal Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as

                                       40PAGE
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        it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Bearer Securities shall be proved by the production of the Bearer Securities or by a certificate executed, as depositary, by, and the appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by, in each case, any trust company, bank or banker satisfactory to the Fiscal Agent. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified herein or other proof. The holding of Registered Securities shall be proved by the registry books maintained in accordance with Section 2(d) hereof or by a certificate or certificates of the Fiscal Agent in its capacity as Company's agent for the maintenance of such books.

                  (h) The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairperson and a temporary secretary of the meeting, unless the meeting shall have been called by the Company, the Guarantor or by the holders of Securities or the Fiscal Agent at the request of the Company, the Guarantor or the holders of Securities as provided in Section 14(d) hereof and in the Securities, in which case the Company, the Guarantor or the holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson and a temporary secretary. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

                  (i) At any meeting each holder or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote, except as a holder or proxy.

                  (j) Any meeting of holders of Securities duly called pursuant to Section 14(c) or 14(d) hereof at which a quorum is present may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in principal amount of the Securities represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

                  (k) The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting

                                       41PAGE
        for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Section 14(c) or 14(d) hereof and, if applicable, Section 14(f) hereof. Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting, and one such copy shall be delivered to the Company, another to the Guarantor and another to the Fiscal Agent to be preserved by the Fiscal Agent, the copy delivered to the Fiscal Agent to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

             15.  Merger, Consolidation or Sale of Assets.

                  (a)  If at any time there shall be a merger,
        consolidation, sale or conveyance of assets or assumption of obligations to which any of the covenants contained in Section 6 of the Registered Securities and Bearer Securities or Section 3 of the Guarantees, is applicable, then in any such event the successor or assuming corporation referred to therein will promptly deliver to the Fiscal Agent:

                  (i) a certificate signed by an executive officer of such successor or assuming corporation stating that as of the time immediately after the effective date of any such transaction, the covenants of the Company or the Guarantor, as the case may be, contained in the Registered Securities and Bearer Securities or the Guarantees, as applicable, have been complied with and the successor or assuming corporation is not in default under the provisions of this Agreement or the Securities or the Guarantees, as applicable; and

                  (ii) a written opinion of legal counsel (who may be an employee of or counsel to the successor or assuming corporation) stating that, in such counsel's opinion, such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

             In case of any such merger, consolidation, sale, conveyance or assumption, such successor or assuming corporation shall succeed to and be substituted for the Company or the Guarantor, as the case may be, with the same effect, subject to (in the case of a merger to which the Company is a party) Section 6(b) of the Registered Securities and Bearer Securities, as if such successor or assuming corporation had been named herein and in the Registered Securities and Bearer Securities or the Guarantees, as

                                       42PAGE
        applicable, as the Company or the Guarantor, as the case may be; the Company or the Guarantor, as the case may be, shall thereupon be relieved of any further obligation or liability hereunder or upon the Securities or the Guarantees, as applicable, provided that any successor or assuming corporation shall have the right to redeem the Securities, pursuant to Section 3(b) of the Registered Securities and Bearer Securities, only as a result of circumstances which occur subsequent to such merger, consolidation, sale, conveyance or assumption and as a result of which the Company would have had such right if the Company had remained the obligor on the Securities. The Company or the Guarantor, as the case may be, as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. If applicable, such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been executed on behalf of the Company and delivered to the Fiscal Agent; and, upon the order of such successor or assuming corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Fiscal Agent shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Fiscal Agent for authentication, and any Securities which such successor or assuming corporation thereafter shall cause to be signed and delivered to the Fiscal Agent for that purpose. If applicable, such successor or assuming corporation may cause to be endorsed either in its own name or in the name of the Guarantor, Guarantees on any or all of the Securities issuable hereunder which theretofore shall not have been so endorsed and delivered to the Fiscal Agent. All the Securities so issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

             In case of any merger, consolidation, sale, conveyance or assumption, such changes in phraseology and form (but not in substance) may be made in the Securities or the Guarantees thereafter to be issued as may be appropriate.

                  (b) The Fiscal Agent may rely on the documents delivered pursuant to this Agreement by any successor or assuming corporation pursuant to this Section 15 as conclusive evidence that any such merger, consolidation, sale, conveyance or assumption complies with the provisions of this Section and the Securities.

             16.  Governing Law.

             THIS AGREEMENT, THE SECURITIES AND ANY COUPONS APPERTAINING THERETO AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN

                                       43PAGE

        ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

             17.  Amendments.

             This Agreement may be amended by the parties hereto, and certain provisions hereof may be waived, in the manner provided in Section 9 of the Registered Securities and Bearer Securities. This Agreement may also be amended by the parties hereto, without the consent of the holder of any Security, for the purposes set forth in Section 9 of the Registered Securities and Bearer Securities and for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in any manner that the parties may mutually deem necessary or desirable, and that shall not materially adversely affect the interests of the holders of the Securities.

             18.  Agent for Service of Process.

             As long as any of the Securities or coupons appertaining thereto remain outstanding, the Company and the Guarantor will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement or any Security or any coupons appertaining thereto or any Guarantee. Service of process upon such agent and written notice of such service mailed or delivered to the Company or the Guarantor, as the case may be, shall to the extent permitted by law be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such legal action or proceeding. Each of the Company and the Guarantor hereby appoints the Fiscal Agent as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent located at Four Albany Street, New York, New York 10006 (or such other address in the City of New York, as may be the principal corporate trust office of such agent), unless and until the Company or the Guarantor, as the case may be, shall designate another agent for such purpose by written notice to the Fiscal Agent. If the Fiscal Agent receives any such service of process, it shall promptly notify the Company and the Guarantor of such service.

             19.  Notices.

             All notices hereunder shall be deemed to have been given when deposited in the mail as first-class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

                  The Company:   81 Wyman Street
                                 P.O. Box 9046
                                 Waltham, MA  02254-9046

                                 with a copy to the

                                       44PAGE

                                 Guarantor and the
                                 General Counsel of
                                 the Guarantor

                  The Guarantor: 81 Wyman Street
                                 P.O. Box 9046
                                 Waltham, MA 02254-9046
                                 Attn: Secretary,

                                 with a copy to the General Counsel

             The Fiscal Agent:   Bankers Trust Company
                                 Four Albany Street
                                 New York, New York  10006
                                 Attn:  Corporate Trust and Agency Group

             The Principal Paying Agent:
                                 Bankers Trust Company
                                 1 Appold Street
                                 Broadgate, London EC2A 2HE
                                 England
                                 Attn:  Corporate Trust and Agency Group

             The Transfer Agent(1):
                                 Bankers Trust Luxembourg, S.A.
                                 14 Boulevard, F.D. Roosevelt,
                                 L-2450 Luxembourg, Luxembourg
                                 Attn:  Corporate Trust and Agency Group

        or at any other address of which any of the foregoing shall have notified the others in writing.

             Notices to holders of the Securities shall be given by publication on a Business Day in an Authorized Newspaper. For purposes of this Agreement, the term "Authorized Newspaper" means an English language newspaper, customarily published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions, such as The Wall Street Journal (Eastern edition) in New York City, the Financial Times in London and the Luxemburger Wort in Luxembourg. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause it shall be impossible to make publication of such notice in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Fiscal Agent

        ________________
        (1) Subject to the listing of the Securities on the Luxembourg Stock Exchange.



        shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible,

                                       45PAGE
        approximate the terms and conditions of the publication in lieu of which it is given. Notices will be mailed by the Fiscal Agent, on behalf of and at the expense of the Company, by first-class mail to registered holders of Registered Securities at their registered address as the same shall appear on the books of the Fiscal Agent on the day 15 days prior to such mailing.
        The Fiscal Agent shall promptly furnish to the Company and to each other paying agency of the Company a copy of each notice so published or mailed.

             20.  Counterparts.

             This Agreement may be executed in separate counterparts, and by each party separately in a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


























                                       46PAGE

             IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

                                      THERMO FIBERTEK INC.

                                      By:  ___________________________
                                           Name:
                                           Title:


                                      THERMO ELECTRON CORPORATION

                                      By:  ___________________________
                                           Name:
                                           Title:


                                      BANKERS TRUST COMPANY
                                      as Fiscal Agent

                                      By:  ___________________________
                                           Name:
                                           Title:



                                      BANKERS TRUST LUXEMBOURG, S.A.
                                      as Transfer Agent

                                      By:  ___________________________
                                           Name:
                                           Title:





                                       47PAGE

                                                                EXHIBIT A

             Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New
        York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

             THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES
        ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS (OR THE THEN APPLICABLE HOLDING PERIOD UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR SUCCESSOR PROVISION)) AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR), EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A

        __________________
        (1) This paragraph should be included only if the Security is issued in global form.

                                       A-1PAGE

        TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (A)(1),
        (2), (3) OR (7) UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES II(D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE FISCAL AGENT FOR SUCH ISSUER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.
























                                       A-2PAGE

                              THERMO FIBERTEK INC.
                     (Incorporated in the State of Delaware)

               4-1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2004
                      GUARANTEED ON A SUBORDINATED BASIS BY

                           THERMO ELECTRON CORPORATION
                     (Incorporated in the State of Delaware)

        No. R-1                                      U.S.$116,900,000

        CUSIP #88355WAA3

             Thermo Fibertek Inc., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of One hundred sixteen million nine hundred thousand United States Dollars on July 15, 2004 upon presentation and surrender hereof and to pay interest thereon, from July 16, 1997 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on January 15 and July 15 in each year (each an "Interest Payment Date"), commencing January 15, 1998, at the rate of 4 1/2% per annum, until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement (as defined on the reverse hereof), be paid to the person in whose name this Security is registered at the close of business on the Record Date for such interest payment, which shall be the June 30 and December 31 (whether or not a Business Day (as defined on the reverse hereof)) next preceding such Interest Payment Date. Except as otherwise provided in the Fiscal Agency Agreement (as defined on the reverse hereof), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may be paid at any time in any lawful manner, all as more fully provided in the Fiscal Agency Agreement. Payment of interest on this Security shall be made by United States dollar check drawn on a bank in the City of New York and mailed to the person entitled thereto at his address as it shall appear in the Security Register, or (if arrangements satisfactory to the Company and the Fiscal Agent are made) by wire transfer to a United States dollar account maintained by the payee with a bank in the City of New York; provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the principal corporate trust office of the Fiscal Agent, or such other office or agency of the Company as may be designated for such purpose in the City of New York, in United States currency.



                                       A-3PAGE

             Reference is hereby made to the further provisions of this Security set forth under Terms and Conditions of the Securities on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

             This Security shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized signatory of the Fiscal Agent.

             IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized officer.

        Dated:

                                      THERMO FIBERTEK INC.

                                      By:____________________________
                                           Name:
                                           Title:

        Attest:

        _______________________


                          CERTIFICATE OF AUTHENTICATION

             This is one of the Securities described in the within-mentioned Fiscal Agency Agreement.


                                      BANKERS TRUST COMPANY,
                                      as Fiscal Agent

                                      By:__________________________
                                           Authorized Signatory






                                       A-4PAGE

                     Terms and Conditions of the Securities

             1.   General.

                  (a) This Security is one of a duly authorized issue of Securities of the Company designated as its 4 1/2% Convertible Subordinated Debentures Due 2004 (herein called the "Securities"). The Company, for the benefit of the holders from time to time of the Securities, has entered into a Fiscal Agency Agreement dated as of July 16, 1997 (the "Fiscal Agency Agreement") among the Company, Thermo Electron Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as Guarantor (the "Guarantor") and Bankers Trust Company, as Fiscal Agent, Paying Agent, Transfer Agent, Security Registrar and Principal Conversion Agent (the "Fiscal Agent"), to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Fiscal Agent, and the holders of Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. The holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Fiscal Agency Agreement. A copy of the Fiscal Agency Agreement is on file and may be inspected at the office of paying agencies appointed by the Company.

                  (b) The Securities are issuable as bearer securities (the "Bearer Securities"), with interest coupons attached, in the denominations of U.S. $1,000 and U.S. $10,000, and as registered securities (the "Registered Securities"), without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The Registered Securities, and transfers thereof, shall be registered as provided in Section 8 hereof and in the Fiscal Agency Agreement. The holder of any Bearer Security or any coupon and the registered holder of a Registered Security shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security or coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

                  (c)  The Securities are direct and unsecured
        obligations of the Company, subordinated as set forth in Section 7 hereof. There are no restrictions herein on other indebtedness or securities which may be incurred or issued by the Company.

             2. Additional Amounts. The Company will pay to the holder of this Security or of any coupon appertaining hereto who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any

                                       A-5PAGE
        political subdivision or taxing authority thereof or therein, will not be less than the amount provided herein or in any coupon appertaining hereto to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to any one or more of the following:

                  (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) such holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States Federal income tax, or (iii) such holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

                  (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of this Security or any coupon appertaining hereto for payment on a date more than 10 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

                  (c) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

                  (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the holder or beneficial owner of such Security or any related coupon if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                  (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on this Security;

                                       A-6PAGE

                  (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

                  (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or premium, if any, or interest on this Security or interest on any coupon appertaining thereto if such payment can be made without such withholding by any other paying agent; or

                  (h) any tax, assessment, or other governmental charge imposed on the disposition of this Security by a person holding at any time, actually or constructively, Securities having a fair market value in excess of the greater of the fair market value of 5 percent of (i) the Company's Common Stock or (ii) the Securities;

             nor will Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or interest on this Security (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment, or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of this Security or any coupon appertaining hereto;

             The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a foreign partnership, or an estate or trust the income of which is not subject to United States Federal income tax regardless of its source, and the term "United States" means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

             Except as specifically provided herein and in the Fiscal Agency Agreement, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

             Whenever any Additional Amounts are to be paid on the Securities, the Company will give notice to the Guarantor, the Fiscal Agent, the Principal Paying Agent and any paying agency of the Company, all as provided in the Fiscal Agency Agreement.

             3.   Redemption.

                  (a) The Company, at its option, may redeem the Securities, in whole or in part, at any time on or after July 15,

                                       A-7PAGE

        2000 upon notice as hereinafter prescribed, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. In the event of a partial redemption, the Securities to be redeemed will be selected by the Fiscal Agent not more than 75 days before the date fixed for redemption by such method as the Fiscal Agent shall deem fair and appropriate. Provisions of this Security that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Fiscal Agent shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

                  (b) If, at any time, the Company shall determine that as a result of any change in or amendment to the laws or any regulations or rulings of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to, or change in, an official application or interpretation of such laws, regulations or rulings, which amendment or change is announced or becomes effective on or after July 10, 1997, the Company has or will become obligated to pay to the holder of any Security (other than the Registered Securities) or coupon Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its election exercised at any time when such conditions continue to exist, redeem such Securities as a whole but not in part, upon notice as hereinafter prescribed, at a redemption price equal to 100% of the principal amount, together with accrued interest, if any, to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of such Securities then due; and provided further that, at the time such notice is given, such obligations to pay such Additional Amounts remains in effect.

             Prior to any redemption of the Securities pursuant to the preceding paragraph, the Company shall provide the Fiscal Agent with one or more certificates (signed by the President or any Vice President and the Treasurer or the Secretary) of the Company on which the Fiscal Agent may conclusively rely to the effect that the Company is entitled to redeem such Securities pursuant to such paragraph and that the conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred and a written opinion of counsel (who may be an employee of the Company or the Guarantor) stating that all legal conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred.

                  (c) Except as set forth in the next succeeding paragraph, the Company shall redeem the Bearer Securities as a whole but not in part, upon notice as hereinafter prescribed, at 100% of their principal amount, together with interest accrued to the date fixed for redemption, less applicable withholding taxes,

                                       A-8PAGE
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        if any, plus any applicable Additional Amounts payable, in the event that the Company determines that payment of principal of, premium, if any, or interest on a Bearer Security or a coupon appertaining thereto made outside the United States by the Company or a paying agent, based on a written opinion of counsel, would under any present or future laws or regulations of the United States be subject to any certification, identification or information reporting requirement with regard to the nationality, residence or identity of a beneficial owner of a Bearer Security or a coupon appertaining thereto who is a United States Alien (other than a requirement (a) that would not be applicable to a payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided, however, in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of the beneficial owner is not otherwise subject to any such requirement). The Company shall make such determination on the basis of a written opinion of counsel and will notify the Fiscal Agent thereof in writing as soon as practicable, stating in the notice the effective date of such certification, identification, or information reporting requirement and the dates within which the redemption shall occur, and the Fiscal Agent shall give prompt notice thereof to the holders of the Securities in accordance with the Fiscal Agency Agreement. The Company shall determine the redemption date by notice to the Fiscal Agent at least 75 days before the redemption date, unless shorter notice is acceptable to the Fiscal Agent. Such redemption of the Bearer Securities must take place on such date, not later than one year after the publication of the initial notice of the Company's determination of the existence of such certification, identification or information reporting requirement. The Company shall not so redeem the Bearer Securities, however, if the Company, based on a written opinion of counsel, determines not less than 30 days prior to the date fixed for redemption, that no such payment would be subject to any requirement described above, in which case the Company shall notify the Fiscal Agent, which shall give prompt notice of that determination in accordance with the Fiscal Agency Agreement and any earlier redemption notice shall thereupon be revoked and of no further effect.

             Notwithstanding the next preceding paragraph, if and so long as the certification, identification or information reporting requirement referred to in the next preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or similar taxes, the Company may elect, prior to publication of the notice of redemption and in lieu of redemption of the Bearer Securities, to have the provisions of this paragraph apply in lieu of the provisions of the next preceding paragraph. In that event, the Company will pay such Additional Amounts (without regard to Section 2 hereof) as are necessary in order that, following the effective date of such requirements,

                                       A-9PAGE
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        every net payment made outside the United States by the Company or a paying agent of the principal of, premium, if any, and interest on a Bearer Security or a coupon appertaining thereto to a holder who is a United States Alien (without regard to a certification, identification or information reporting requirement as to the nationality, residence or identity of such holder), after deduction for United States withholding, backup withholding or similar taxes (other than a tax (i) that would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the next preceding paragraph or (ii) are imposed as a result of presentation of such Bearer Security or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided in the Bearer Security or the related coupon to be then due and payable. If the Company elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Company may subsequently redeem the Bearer Securities, at any time, in whole but not in part, upon not more than 60 days nor less than 30 days notice, given as hereinafter prescribed, at 100% of their principal amount, plus accrued interest to date fixed for redemption and Additional Amounts, if any.

                  (d) Each Security is subject to redemption in whole or in part (which shall be in a principal amount hereof which is U.S. $1,000 or an integral multiple thereof) at the option of the holder thereof on any Holder Redemption Date (as defined below) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if a Redemption Event shall occur or have occurred. For purposes hereof a "Redemption Event" shall have occurred if the Company's Common Stock (or other equity securities into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. The "Holder Redemption Date" with respect to any Redemption Event shall be the ninetieth day after the later of the Exchange Date or the date a Redemption Event has occurred.

             Notwithstanding the fact that a Security or a portion thereof is called for redemption by the Company, each holder of a Security desiring to exercise the option for redemption set forth in this Section 3(d) shall, as a condition to such redemption, on or before the close of business on the fifth day prior to the Holder Redemption Date, surrender the Security to be redeemed in whole or in part together with the redemption notice hereon duly executed at the place or places specified in the notice required by Section 3(e) and otherwise comply with the provisions of
        Section 3(f). A holder of a Security who has tendered a redemption notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the holder's non-transferable receipt for such Security to the office or agency of the Company designated as the place for the payment

                                      A-10PAGE
        of the Securities to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its Securities into shares of Common Stock of the Company to the extent set forth in Section 4.

                  (e) Notice of redemption will be given by publication in Authorized Newspapers (as defined in the Fiscal Agency Agreement) on a Business Day (as defined in the Fiscal Agency Agreement) in New York City and in London and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, in an Authorized Newspaper in Luxembourg, or, if either publication in London or Luxembourg is not practical, in an Authorized Newspaper in any country in Western Europe, and by mail to holders of Registered Securities, all as provided in the Fiscal Agency Agreement. In the case of a redemption in whole at the option of the Company, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of a partial redemption at the option of the Company, notice will be given twice, the first such notice to be given not more than 75 nor less than 60 days prior to the date fixed for redemption and the second such notice to be given not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of a redemption by the Company at the option of a holder of a Security pursuant to Section 3(d) hereof, notice will be given by the Fiscal Agent setting forth the information described below not later than 10 days after the later of the Exchange Date or the occurrence of a Redemption Event. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities.

             Notices relating to the redemption of Securities whether at the option of the Company or the holder hereof shall specify: the date fixed for redemption or the Holder Redemption Date, as the case may be; the redemption price; the date the conversion privilege expires; the place or places of payment; and that payment will be made upon presentation and surrender of the Securities to be redeemed, together, in the case of a Bearer Security, with all appurtenant coupons, if any, maturing subsequent to the date fixed for redemption; and that interest accrued to the date fixed for redemption (unless the redemption date is an interest payment date) will be paid as specified in such notice; and that, on and after said date, interest thereon will cease to accrue. In the case of a redemption by the Company at the option of the holder of a Security pursuant to Section 3(d), the notices given by the Fiscal Agent informing a holder of such holder's entitlement to redeem shall also specify that a holder electing redemption will be entitled to revoke its election by delivering a written notice of such revocation, together with the holder's non-transferable receipt for such Security, to the agency designated by the Company as the place for the payment of the Securities to be so redeemed not later than the fifth day prior to the Holder Redemption Date. In the case of a redemption in part at the option of the Company,

                                      A-11PAGE
        notices shall specify the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities outstanding after such partial redemption. The first notice shall specify the last date on which exchanges or transfers of Securities may be made, and the second notice shall specify the serial numbers of the Securities and the portions thereof called for redemption. In the case of a redemption in whole or in part by the Company, notices shall specify the date the conversion privilege expires in accordance with Section 4(a) hereof. Such notices shall also state that the conditions precedent, if any, to such redemption have occurred.

                  (f) If (i) notice of redemption has been given in the manner set forth in Section 3(e) hereof with respect to Securities to be redeemed at the option of the Company, or (ii) notice of redemption has been given by the holder of a Security to be redeemed pursuant to Section 3(d) hereof, the Securities so to be redeemed shall become due and payable on the applicable redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in the notices given by the Company with respect to such redemption, together in the case of Bearer Securities with all appurtenant coupons, if any, maturing subsequent to the redemption date and any related matured defaulted coupons, the Securities shall be paid and redeemed by the Company, at the places and in the manner and currency herein specified and at the redemption price together with accrued interest, if any, to the redemption date; provided, however, that interest due in respect of coupons maturing on or prior to the redemption date shall be payable only upon the presentation and surrender of such coupons (at an office or agency located outside of the United States of America). If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the redemption date and any related mature defaulted coupons, such Security may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Fiscal Agent if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of the Company harmless. From and after the redemption date, if monies for the redemption of Securities shall have been available at the office of the Fiscal Agent for redemption on the redemption date, the Securities shall cease to bear interest, the coupons for interest appertaining to Bearer Securities maturing subsequent to the redemption date shall be void, the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest to the redemption date. If monies for the redemption of the Securities are not made available by the Company for payment until after the redemption date, the Securities shall not cease to bear interest until such monies have been so made available.

                                      A-12PAGE

                  (g) Accrued interest payable on any Registered Security that is redeemed will be payable against surrender of such Registered Security in the manner described in this Section with respect to payments of principal on Registered Securities, except that interest on any Registered Security that is redeemed on a date after the close of business on any interest Record Date and on or before the next succeeding Interest Payment Date, shall be paid to the holder of record of such Registered Security on the interest Record Date.

             4.   Conversion.

                  (a) Subject to and upon compliance with the provisions of the Fiscal Agency Agreement, a holder of Securities is entitled, at its option, at any time on or after the date that is the later of (i) the Exchange Date and (ii) the date of the effectiveness of the Registration Statement to be filed by the Company under the Securities Act relating to the Common Stock issuable upon conversion of the Restricted Securities (the "Registration Date") and on or before the close of business on June 30, 2004 or in the case of a Security or portion thereof that is called for redemption by the Company, or the holder thereof elects to have such Security or portion thereof redeemed by the Company pursuant to Section 3(d) hereof, then in respect of such Security or such portion thereof until and including, but (unless the Company and the Guarantor default in making the payment due upon redemption) not after, the close of business on the 15th day next preceding the date fixed for redemption (or if such date is not a business day, as described in Section 11 hereof in New York City, then the next succeeding business day), to convert such Security (or any portion of the principal amount thereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount thereof, or of such portion, into fully paid and nonassessable shares ("Conversion Shares") (calculated as to each conversion to the nearest 1/1000 of a share) of common stock, par value $.10 per share of the Company ("Common Stock"), at a Conversion Price equal to U.S. $12.10 aggregate principal amount of Securities for each Conversion Share (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has been made as provided herein) by surrender of the Security, or in the case of a Security submitted for redemption pursuant to Section 3(d) hereof, satisfactory evidence of such submission, together with (i) if a Bearer Security, all unmatured coupons and any matured coupons in default appertaining thereto, and if a Registered Security (if so required by the Company or the Fiscal Agent), instruments of transfer in form satisfactory to the Company and the Fiscal Agent, duly executed by the registered holder or by his duly authorized attorney, and (ii) the conversion notice hereon duly executed (x) at the principal corporate trust office of the Fiscal Agent, or at such other office or agency of the Company as may be designated by it for such purpose in New York City, or (y) subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any such conversion

                                      A-13PAGE
        agency, at the office of the Principal Paying Agent in London, and if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, Bankers Trust Luxembourg, S.A, 14 Boulevard, F.D. Roosevelt, L-2450 Luxembourg, Luxembourg or at such other offices or agencies as the Company may designate.

             In lieu of issuing shares of Common Stock upon such conversion, the Company may elect, in its sole discretion, to pay cash (including Additional Amounts, if any) in respect of all or a portion of the shares of Common Stock otherwise issuable upon such conversion based on the Market Price of such shares, all as provided in the Fiscal Agency Agreement.

                  (b) In the case of a conversion after the close of business on a Record Date next preceding any interest payment date and before the opening of business on such interest payment date, the holder of record of a Registered Security at such Record Date is to receive an installment of interest on the interest payment date. No payment or adjustment shall be made upon any conversion for dividends on the Common Stock delivered on conversion. Except as set forth in the first sentence of this subsection (b), accrued interest from the immediately preceding interest payment date until the date of conversion (together with any Additional amounts, if any, thereon) will be paid to the holder within five business days after presentment for conversion on account of any interest accrued on the Securities surrendered for conversion, except that interest on Registered Securities surrendered for conversion after the close of business on a Record Date and before the opening of business on the next succeeding interest payment date shall be paid in an amount equal to the interest payable on such interest payment date on the principal amount being surrendered for conversion. No fractions of shares or scrip representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Fiscal Agency Agreement. Such conversion shall be so effected by the Company, except payment of accrued interest (together with Additional Amounts, if any, thereon) which will be paid by the Paying Agent in accordance with the provisions for payment of interest (together with Additional Amounts, if any, thereon) set forth herein.

                  (c) (i) In case at any time the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend

                                      A-14PAGE
        or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

                       (ii)  In the case at any time the Company shall
        (A) subdivide its outstanding shares of Common Stock, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Security surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Security had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effectiveness of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                       (iii) In case at any time the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (determined as provided in paragraph (v) of this subsection (c)) on such record date, the Conversion Price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                       (iv) In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its shares if Common Stock, of evidences of its indebtedness or assets (including securities,

                                      A-15PAGE
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        but excluding any dividend or distribution referred to in
        paragraph (i) of this subsection (c), any rights or warrants referred to in paragraph (iii) of this subsection (c), and any dividend or distribution paid in cash out of the retained earnings of the Company), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which numerator shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (determined as provided in paragraph (v) of this subsection (c)) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Fiscal Agent) of the portion of the assets or evidences of indebtedness so to be distributed, and of which denominator shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

                       (v) For the purpose of any computation under paragraphs (iii) and (iv) of this subsection (c), the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices (as defined below) for the 15 consecutive trading days upon which the principal trading market for the Common Stock is open and selected by the Company commencing not less than 20 nor more than 30 days before the day in question. The "Closing Price" for any day shall be the last reported sales prices regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the Common Stock is not or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price quoted on the Nasdaq National Market, or if not so quoted, as determined by the Company.

                       (vi) The Company may make such adjustments in the Conversion Price, in addition to those required by paragraphs
        (i), (ii) and, (iii) selected by the Company of this section, as it considers to be advisable in order that any event treated for United States Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                       (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $.25 in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vii) is not required to be made shall be carried

                                      A-16PAGE
        forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

                  (d) Whenever the Conversion Price is adjusted and in the event of certain other corporate actions, as herein provided, the Company shall give notice, all as provided in the Fiscal Agency Agreement.

                  (e) The Company shall file, as soon as practicable following the Closing Date, a shelf registration statement with the United States Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon conversion of the Securities ("Registrable Securities"); provided that any holder of any Securities or Registrable Securities shall not sell any shares pursuant to such registration statement unless and until it provides to the Company such information as the Company may reasonably request for use in connection with the identification of such holder as a selling stockholder in such registration statement, or any prospectus included therein, and no such sale shall be made by such holder pursuant to such registration statement unless and until such information is included by the Company in such registration statement or prospectus. The Company shall in good faith use its best efforts and at its cost to cause such registration statement to be declared effective as promptly as practicable thereafter and to include in such registration statement the information provided by a holder as a selling stockholder and shall notify the Fiscal Agent of the effectiveness thereof and agrees to use its best efforts to (i) cause all registrations with, and to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required in connection with the conversion of the Securities into Common Stock and the resale thereof, (ii) maintain the effectiveness of such registrations until the date that Rule 144(k) under the Securities Act is available for the resale of the shares of Common Stock issuable upon conversion of the Restricted Securities (or other securities issuable upon conversion of the Securities) and (iii) to list the shares of Common Stock required to be issued or delivered upon conversion of Securities (or other securities issuable upon conversion of the Securities) prior to such issue or delivery on such national securities exchange or automated over-the-counter trading market where such Common Stock is listed or traded at the time of such delivery. The Company and the Guarantor, jointly and severally, shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs

                                      A-17PAGE
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        (including, without limitation, the costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any such registration statement, or related prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information, if any, furnished in writing to the Company by such holder expressly for use therein; provided, that the Company shall not be liable to any holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (a)(i) such holder failed to send or deliver as required a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (b)(i) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such holder thereafter fails to deliver as required such prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise. Promptly after receipt by an indemnified party under this Paragraph (e) of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the Company or the Guarantor under this Paragraph
        (e) notify the Company and the Guarantor in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Company or the Guarantor shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Paragraph (e). If any such claim or action shall be brought against an indemnified party, the Company and the Guarantor shall be entitled to participate therein and, to the extent that they wish, to assume the defense thereof. After notice from the Company or the Guarantor to the indemnified party of its election to assume the defense of such claim or action, neither the Company nor the Guarantor shall be liable to the indemnified party under this Paragraph (e) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both an indemnified party and the Company or the Guarantor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and for other indemnified parties that are different from or additional to those available to the Company or the Guarantor, the indemnified party or parties under this

                                      A-18PAGE
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        Paragraph (e) shall have the right to employ not more than one counsel to represent them and, in that event, the reasonable fees and expenses of not more than one such separate counsel shall be paid by the Company or the Guarantor. Neither the Company nor the Guarantor shall be liable for any settlement effected without its written consent of any claim or action.

                  (f) The Company shall, at all times, have reserved and available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Securities (based on the aggregate principal amount of Securities outstanding).
        The Company covenants that all shares of Common Stock which may be issued or delivered upon conversion of Securities will upon issuance be fully paid and nonassessable.

                  (g) In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer, in one or more transactions, of all or substantially all of the assets of the Company (which shall not include the sale or transfer of any portion of the assets of the Company to any corporation or corporations if each of such corporations immediately following such transfer is at least 51% owned, directly or indirectly, by the Company, provided that such sale or transfer does not result in the reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Fiscal Agent an amendment to the Fiscal Agency Agreement providing that the holder of each Security shall have the right during the period such Security shall be convertible as specified in section (a) hereof to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer assuming, if such consolidation, merger, sale or transfer is prior to the period such Security shall be convertible as specified in subsection (a) hereof, that the Securities were convertible at such time at the initial Conversion Price as adjusted from July 10, 1997 to such time pursuant to paragraphs (i), (ii), (iii), (iv) and (vi) of subsection (c) hereof. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions of this subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

                                      A-19PAGE
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             5.   Events of Default.  In the event that any of the
        following ("Events of Default") shall occur and be continuing:

                  (a) the Company shall fail to pay when due the principal of, or premium, if any, on any of the Securities whether at maturity or upon redemption or otherwise; or

                  (b) the Company shall fail to pay any installment of interest or any required payment of any Additional Amounts (as described in Section 2 hereof) on any of the Securities for a period of 10 days after the date when due; or

                  (c) the Company shall fail duly to perform or observe any other term, covenant or agreement contained in any of the Securities or in the Fiscal Agency Agreement or the Guarantor shall fail to perform or observe any term, covenant or agreement contained in a Guarantee endorsed on any of the Securities or in the Fiscal Agency Agreement, for a period of 60 days after the date on which written notice of such failure, requiring the Company or the Guarantor, as the case may be, to remedy the same, shall first have been given to the Company and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; provided, however, that in the event the Company or the Guarantor shall within the aforesaid period of 60 days commence legal action in a court of competent jurisdiction seeking a determination that the Company or the Guarantor, as the case may be, had not failed duly to perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the Company or the Guarantor had failed to duly perform or observe one or more of such terms, covenants or agreements; or

                  (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of the property of either of them or ordering the winding-up or liquidation of the affairs of either of them and such decree or order shall remain unstayed and in effect for a period of 20 consecutive days; or

                  (e) the Company or the Guarantor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver,

                                      A-20PAGE
        liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or the Guarantor, as the case may be, or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

                  (f) an event of default, as defined in any indenture or instrument evidencing or under which the Company shall have at least $15,000,000 outstanding (or its equivalent in another currency), in aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such default shall involve the failure to pay the principal of such indebtedness (or any part thereof), when due and payable after the expiration of any applicable grace period with respect thereto, or such indebtedness shall have been accelerated so the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and failure to pay shall not have been cured by the Company within 20 days after such failure or such acceleration shall not be rescinded or annulled within 20 days after notice thereof shall have first been given to the Company; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of Securities; then the holder of this Security may, at such holder's option, declare the principal of this Security and the interest accrued hereon (and Additional Amounts under Section 2 hereof, if any, thereon) to be due and payable immediately by written notice to the Company, the Guarantor and the Fiscal Agent, and if any such Event of Default shall continue at the time of receipt of such written notice, the principal of this Security and the interest accrued hereon (and Additional Amounts, if any, hereon) shall become immediately due and payable, subject to the proviso of subsection (c) of this Section
        5. Upon payment of such amount of principal, premium, if any, and interest (and Additional Amounts pursuant to Section 2 hereof, if any), all of the Company's obligations in respect of payment of principal of, premium, if any, and interest on (and Additional Amounts, if any, on) this Security shall terminate. Interest on overdue principal, premium, if any, and interest (and Additional Amounts, if any) shall accrue from the date on which such principal, premium, if any, and interest (and Additional Amounts, if any) were due and payable to the date such principal, premium, if any, and interest (and Additional Amounts, if any) are paid or duly provided for, at the rate borne by the Securities (to the extent payment of such interest shall be legally enforceable). Any acceleration of this Security pursuant to this Section 5 shall not affect the subordination provisions of Section 7 hereof.

                                      A-21PAGE

             If an Event of Default, as defined in this Section 5, with respect to the Securities, or an event which would, with the passing of time or the giving of notice, or both, be an Event of Default, shall occur and be continuing, the Company or the Guarantor, as the case may be, shall within five Business Days of becoming aware thereof notify the Company or the Guarantor, as the case may be, and the Fiscal Agent in writing of such Event of Default, and the Fiscal Agent shall thereupon promptly notify all of the holders of the Securities of such Event of Default.

             6.   Merger, Consolidation, Sale, Conveyance or Assumption.

                  (a) The Company will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, unless (i) either (A) the Company shall be the surviving corporation in the case of a merger, (B) the assets sold or conveyed shall be owned by a corporation or corporations each of which, immediately following such sale or conveyance, is at least 51% owned, directly or indirectly, by the Company, provided that such sale or conveyance does not result in the reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company, or (C) (I) the surviving, resulting or transferee corporation shall expressly assume the due and punctual payment (including Additional Amounts pursuant to Section 2 hereof, if any) of all the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities, the coupons and the Fiscal Agency Agreement and (II) the Fiscal Agent shall have received the documentation required in the context by the Fiscal Agency Agreement, (ii) the surviving, resulting or transferee corporation, if not organized and validly existing under the laws of the United States, shall expressly agree to make payments under the Securities free of any deduction or withholding for any and all then existing or future withholding taxes, levies, imposts and charges whatsoever imposed by or for the account of the jurisdiction where such successor corporation is generally subject to taxation (or any political subdivision or taxing authority thereof or therein) in a manner equivalent to that set forth herein, subject to the exceptions contained in such forms of the Securities, and (iii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Company under the Securities or the Fiscal Agency Agreement.

                  (b) Upon any merger, consolidation, sale, conveyance or assumption as provided in clause (i)(C) of Section 6(a), the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Company under the Securities and Fiscal Agency Agreement, with the same effect as if such successor or assuming corporation had been named as the Company therein and herein and the Company shall be released from

                                      A-22PAGE
        its liability as obligor under the Securities and Fiscal Agency Agreement; provided that any successor or assuming corporation shall have the right to redeem the Securities pursuant to Section 3(b) hereof only as a result of circumstances which occur subsequent to such merger, consolidation, sale, conveyance or assumption and as a result of which the Company would have had such right if the Company had remained the obligor on the Securities.

             7.   Agreement of Subordination of Securities.

                  (a) The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Securities and coupons by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest and Additional Amounts (pursuant to Section 2 hereof) on each and all of the Securities and coupons is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Company (as defined below).

             "Senior Indebtedness of the Company" or "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on and all other amounts due on or with respect to the following whether outstanding at the date of execution of the Fiscal Agency Agreement or thereafter incurred or created:

                  (i) indebtedness of the Company for money borrowed by the Company (excluding the Securities, but including, without limitation, purchase money obligations), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Company;

                  (ii) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit;

                  (iii) leases of real property, equipment or other assets, which leases are capitalized in the Company's financial statements in accordance with generally accepted accounting principles;

                  (iv) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Company;

                  (v) obligations of the Company under interest rate and currency swaps, floors, caps or other similar arrangements intended to hedge interest rates or currency exposure;

                  (vi) indebtedness secured by any mortgage, pledge, lien or other encumbrance on property which is owned or held by the Company subject to such mortgage, pledge, lien or other encumbrance, whether or not the indebtedness secured thereby shall have been assumed by the Company;

                                      A-23PAGE

                  (vii)  obligations of the Company constituting
        guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (i),
        (ii), (iii), (iv), (v) or (vi); and

                  (viii)  modifications, renewals, extensions or
        refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (i), (ii),
        (iii), (iv), (v), (vi) or (vii), or debentures, notes or other evidences of indebtedness issued in exchange therefor;

        provided that Senior Indebtedness shall not include any particular indebtedness, lease, fee, obligation, modification, renewal, extension, refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension, refunding or exchanged security is stated to be not superior in right to payment to the Securities.

                  (b) (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as such creditors, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Company or any marshalling of assets of the Company, then the holders of Senior Indebtedness of the Company shall first be entitled to receive payment in full of the principal of (and premium, if any, on) and interest, including interest thereon accruing after the commencement of any such proceeding, and other amounts due on or with respect to, all Senior Indebtedness of the Company before the holders of any of the Securities shall be entitled to receive any payment on account of the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 hereof) on the Securities, and to that end the holders of Senior Indebtedness of the Company shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of the Securities, other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Section 7 with respect to the Securities, to the payment of all Senior Indebtedness of the Company, provided that the rights of the holders of Senior Indebtedness of the Company are not altered by such reorganization or readjustment. For the purposes of this
        Section 7, no consolidation, merger, conveyance or transfer made pursuant to the provisions of Section 6 shall be deemed to be a

                                      A-24PAGE
        liquidation, reorganization, dissolution or other winding up of the Company.

                  (ii)  If under the circumstances set forth in paragraph
        (i) of this subsection, and notwithstanding the provisions thereof, any payment or distribution of assets of the Company of any kind, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 7 with respect to the Securities, to the payment of all Senior Indebtedness of the Company, provided that the rights of the holders of Senior Indebtedness of the Company are not altered by such reorganization or readjustment), shall be received by the holders of the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Company, ratably, for application to the payment of all Senior Indebtedness of the Company remaining unpaid until all Senior Indebtedness of the Company shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company.

                  (iii) Upon any distribution of assets of the Company referred to in this Section, the holders of Securities shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the holders of Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

                  (c) (i) Upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon, including interest thereon accruing after the commencement of any proceeding of the type referred to in paragraph (i) of Section 7(b) above, and all other amounts due on or with respect thereto, shall first be paid in full, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 hereof) on the Securities or coupons.

                       (ii) Upon the happening of an event of default with respect to any Senior Indebtedness of the Company, as defined therein or in the instrument under which it is outstanding permitting the holders to accelerate the maturity

                                      A-25PAGE
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        thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company, directly or indirectly, on account of the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 hereof) on the Securities or coupons.

                  (d) In case cash, securities or other property otherwise payable or deliverable to the holders of the Securities shall have been applied, pursuant to Section 7(b) or 7(c), to the payment of Senior Indebtedness of the Company, then, upon the payment in full of all Senior Indebtedness of the Company, the holders of the Securities shall be subrogated to any rights of any holders of Senior Indebtedness of the Company to receive any further payment or distributions applicable to Senior Indebtedness of the Company until the principal of, premium, if any, and interest and Additional Amounts (pursuant to Section 2 hereof) on the Securities shall have been paid in full, and such payments or distributions received by the holders of the Securities and coupons, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness of the Company shall, as between the Company and its creditors other than the holders of Senior Indebtedness of the Company, on the one hand, and the holders of the Securities, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness of the Company and not on account of the Securities.

                  (e) No present or future holder of any Senior Indebtedness of the Company shall be prejudiced in any way in the right to enforce the subordination of the Securities by any act or failure to act on the part of the Company. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Company, on the one hand, and the holders of the Securities, on the other hand, against the Company and its assets, and nothing contained in this Section shall impair, as between the Company and the holder of any Security, the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof, the principal thereof, premium, if any, and interest and Additional Amounts (pursuant to Section 2 hereof) thereon as and when the same shall become due and payable in accordance with the terms thereof, or prevent the holder of any Security, upon default hereunder or under such Security, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Company under this Section to receive cash, property or securities otherwise payable or deliverable to the holders of the Securities and coupons.

                  (f) Nothing contained in this Section or in any of the Securities shall prevent at any time, except under the conditions described in Sections 7(b) and (c) hereof or during the pendency of any dissolution, winding up, liquidation or reorganization

                                      A-26PAGE
        proceedings therein referred to, the Company from making payments at any time of principal of, premium, if any, or interest or Additional Amounts (pursuant to Section 2 hereof) on the
        Securities. Nothing contained in this Section shall prevent conversions of Securities.

             8.   Replacement, Transfer and Exchange of Securities.

                  (a) In case any Security (including any coupons appertaining thereto) shall at any time become mutilated, destroyed, stolen or lost and such Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required) shall be delivered to the Fiscal Agent, a new Security of like tenor and date with appropriate interest coupons, if any, and having the Guarantee endorsed thereon will be issued by the Company in exchange for the Security so mutilated, or in lieu of the Security so destroyed, stolen or lost, but, in the case of a destroyed, stolen or lost Security only upon receipt of evidence satisfactory to the Fiscal Agent, the Company and the Guarantor that such Security was destroyed, stolen or lost, and if required by the Fiscal Agent, the Company or the Guarantor, upon receipt also of indemnity satisfactory to the Fiscal Agent, the Company and the Guarantor. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security so mutilated, destroyed, stolen or lost.

                  (b) As provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, Bearer Securities (with all unmatured and matured defaulted coupons appertaining thereto) are exchangeable at, subject to applicable laws and regulations, the offices of the paying agencies in London and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, Luxembourg or as designated by the Company for such purpose pursuant to the Fiscal Agency Agreement, for an equal aggregate principal amount of Registered Securities in the denominations of $1,000 and integral multiples thereof without coupons and/or Bearer Securities of authorized denominations, and Registered Securities are exchangeable at the office of the Fiscal Agent in New York City or, subject to applicable laws and regulations, the offices of the paying agencies in London and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon, Luxembourg or as designated by the Company for such purpose pursuant to the Fiscal Agency Agreement, for an equal aggregate principal amount of Registered Securities of authorized denominations as requested by the holder surrendering the same. Registered Securities will not be exchangeable for Bearer Securities. The Company shall not be required (a) to exchange Bearer Securities for Registered Securities during the period between the close of business on each December 31 and June 30 and the opening of business on the next succeeding interest payment

                                      A-27PAGE
        date or (b) to exchange Bearer Securities for Registered Securities, if as a result, the Company or the Guarantor would incur adverse consequences under United States Federal income tax laws in effect of the time of exchange, or (c) in the event of a redemption in part, (i) to register the transfer of Registered Securities or to exchange Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; (ii) to register the transfer or exchange of any such Registered Securities, or portion thereof, called for redemption; or (iii) to exchange any such Bearer Securities called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security that is simultaneously surrendered, with written instruction for payment on the date fixed for redemption, unless the date fixed for redemption is during the period between the close of business on each December 31 and June 30 and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the close of business on each December 31 and June 30 immediately preceding the date fixed for redemption. In the event of redemption or conversion of a Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the holder thereof.

                  (c) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

                  (d) The Company has initially appointed as registrar and transfer agent the Fiscal Agent acting through its office in New York. The Company has also initially appointed Bankers Trust Luxembourg, S.A. as a transfer agent, subject to the listing of the Securities on the Luxembourg Stock Exchange. The Company may at any time terminate the appointment of the registrar and transfer agent and appoint additional or other registrars and transfer agents or approve any change in an office through which the registrar and transfer agent acts; provided that, until all of the Securities have been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the Securities have been made available for payment and either paid or returned to the Company as provided in the Securities, the Company will maintain a registrar and transfer agent in the City of New York in the United States.

                  (e) For purposes of the provisions of this Security and the Fiscal Agency Agreement, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be "outstanding", except for:

                                      A-28PAGE

                       (i) Securities previously canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation;

                       (ii)  Securities which have been called for
        redemption by the Company in accordance with Section 3 hereof or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and interest thereon (including Additional Amounts, if any) shall have been made available to the Fiscal Agent; or

                       (iii) Securities in lieu of or in substitution for which other Securities have been authenticated and delivered pursuant to the Fiscal Agency Agreement;

        provided, however, that in determining whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities actually known by an officer of the Fiscal Agent to be owned by the Company or the Guarantor or any subsidiary thereof shall be disregarded and deemed not to be outstanding.

             9.   Modifications and Amendments.

                  (a) Without the consent of any holders of Securities or coupons, modifications of or amendments to the Fiscal Agency Agreement or the Terms and Conditions of the Securities may be made for any of the following purposes:

                       (i)  to evidence the succession of another
        corporation to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, in the Fiscal Agency Agreement, the Securities or the Guarantees;

                       (ii) to add to the covenants of the Company or the Guarantor for the benefit of the holders of Securities or related coupons, or to surrender any right or power herein conferred upon the Company or the Guarantor;

                       (iii) to permit payment of principal of, premium, if any, and interest on Bearer Securities in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect;

                       (iv)  to make provision with respect to the
        conversion rights of holders of Securities or coupons in the event of a consolidation, merger or sale of substantially all of the assets of the Company;

                       (v)  to cure any ambiguity, to correct or
        supplement any defective provision in the Fiscal Agency Agreement

                                      A-29PAGE
        which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under this Security or the Fiscal Agency Agreement, provided such action pursuant to this clause (v) will not materially adversely affect the interests of the holders of Securities or related coupons; or

                       (vi)  to increase the principal amount of
        Securities that may be issued pursuant to the Fiscal Agency
        Agreement.

                  (b) Modifications and amendments to the Fiscal Agency Agreement or to the Terms and Conditions of the Securities may be made, and future compliance with or past default by the Company under any of the provisions thereof may be waived, with the written consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (excluding for purposes of this calculation the aggregate principal amount of Securities held by the Company or the Guarantor or any of its subsidiaries), or of such lesser percentage as may act at a meeting of holders of Securities held in accordance with the provisions set forth herein; provided that no such modification, amendment or waiver may, without the consent of the holder of each such Security affected thereby:

                       (i)  waive a default in the payment of the
        principal of, premium, if any, or any installment of interest on any Security;

                       (ii) change the stated maturity of the principal of, premium, if any, or any installment of interest on, any Security, or reduce the principal amount thereof or any premium, if any, or any installment of interest, or change the obligation of the Company to pay Additional Amounts pursuant to Section 2 hereof (except as permitted by subsection (a) of Section 9 or by the Fiscal Agency Agreement), or change the coin or currency in which any Security or any premium or interest thereon is payable, or, except as otherwise permitted or contemplated by the provisions concerning corporate reorganizations, adversely affect the right to redeem (pursuant to Section 3(d) hereof) or convert any Securities as provided in Sections 3 and 4, respectively, or modify the provisions of the Guarantees in a manner adverse to the holders;

                       (iii)  reduce the requirements of Section 10
        hereof for the adoption of a resolution of the quorum required at any meeting of holders of Securities at which a resolution is adopted, or reduce the percentage in principal amount of the outstanding Securities the consent of whose holders is required for any amendment or modification of the Fiscal Agency Agreement or the Terms and Conditions of the Securities or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Fiscal Agency Agreement or the Securities or certain defaults hereunder and thereunder and their

                                      A-30PAGE
        consequences) provided for in the Terms and Conditions of the Securities;

                       (iv) modify the obligation of the Company and the Guarantor to maintain an office or agency in the City of New York and outside the United States; or

                       (v) modify any of the provisions of this section except to increase any such percentage or to provide that certain other provisions of the Fiscal Agency Agreement or the Securities cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby.

        It shall not be necessary for any act of holders of Securities under this Section to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such act shall approve the substance thereof. Any modifications, amendments or waivers to the Fiscal Agency Agreement or to these Terms and Conditions will be conclusive and binding on all holders of the Securities and any coupons appertaining thereto, whether or not they have given such consent or were present at such meeting and whether or not notation of such modifications, amendments or waivers is made upon the Securities or coupons, and on all future holders of Securities and coupons. Any instrument given by or on behalf of any holder of a Security in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security and coupons appertaining thereto.

             10.  Meetings and Votes of Holders.

                  (a) A meeting of holders of Securities may be called at any time and from time to time pursuant to this Section for any of the following purposes: (i) to give any notice to the Company, to the Guarantor or to the Fiscal Agent, or to give any directions to the Fiscal Agent, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by holders of Securities pursuant to these Terms and Conditions; or (ii) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of the Fiscal Agency Agreement, under applicable law or under these Terms and Conditions.

                  (b) Meetings of holders of Securities may be held at such place or places in New York City or London as the Fiscal Agent or, in case of its failure to act, the Company, the Guarantor or the holders calling the meeting shall from time to time determine.

             The Fiscal Agent may at any time call a meeting of holders of the Securities to be held at such time and at such place in any of such designated locations as the Fiscal Agent shall

                                      A-31PAGE
        determine. Notice of every meeting of holders shall be made as specified in the Fiscal Agency Agreement.

             In case at any time the Company, the Guarantor or the holders of at least 25% in aggregate principal amount of the Securities shall have requested the Fiscal Agent to call a meeting of the holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Fiscal Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor or the holders of Securities in the amount above specified may determine the time and the place in such designated locations for such meeting and may call such meeting to take any action authorized herein by giving notice thereof as provided in the Fiscal Agency Agreement.

                  (c) To be entitled to vote at any meeting of holders of Securities, a person shall be (i) a holder of one or more Securities, or (ii) a person appointed by an instrument in writing as proxy for a holder or holders of Securities by such holder or holders, which proxy need not be a holder of Securities. The only persons who shall be entitled to be present or to speak at any meeting of holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Fiscal Agent and its counsel and any representatives of the Company and its counsel and any representatives of the Guarantor and its counsel. The persons entitled to vote a majority in principal amount of outstanding Securities shall constitute a quorum for the transaction of all business specified in subsection (a) hereof. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities, be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in the Fiscal Agency Agreement. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 25% in principal amount of the Securities outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 9 of these Terms and Conditions) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Securities represented and voting at such meeting, provided that

                                      A-32PAGE
        such amount shall not be less than 25% in principal amount of the Securities outstanding. Any holder of a Security who has executed an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution effectively passed or decision taken at any meeting of the holders of Securities duly held in accordance with this Section 10 shall be binding on all the holders of Securities whether or not present or represented at the meeting.

                  (d) Notwithstanding any other provision of this Security, the Fiscal Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Bearer Securities shall be proved by the production of the Bearer Securities or by a certificate executed, as depositary, by, and the appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by, in each case, any trust company, bank or banker satisfactory to the Fiscal Agent. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified herein or other proof. The holding of Registered Securities shall be proved by the registry books maintained in accordance with the Fiscal Agency Agreement or by a certificate or certificates of the Fiscal Agent in its capacity as the Company's agent for the maintenance of such books.

                  (e) The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairperson and a temporary secretary of the meeting, unless the meeting shall have been called by the Company, the Guarantor or by the holders of Securities as provided herein and in the Fiscal Agency Agreement, in which case the Company, the Guarantor or the holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson and a temporary secretary. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote. At any meeting each holder or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of the Securities challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting

                                      A-33PAGE
        shall have no right to vote, except as a holder or proxy. Any meeting of holders of Securities duly called at which a quorum is present may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in principal amount of the Securities represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

                  (f) The vote upon any resolution submitted to any meeting of holders of Securities shall be written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in the Fiscal Agency Agreement. Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting, and one of such copy shall be delivered to the Company, another to the Guarantor and another to the Fiscal Agent to be preserved by the Fiscal Agent, the copy delivered to the Fiscal Agent to have attached thereto by ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

             11. Business Days. Notwithstanding anything herein or in the Fiscal Agency Agreement to the contrary, if any payment of interest or premium or principal (or Additional Amounts, if any) is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, with the same effect as if made on the day such payment was due, and no interest shall accrue for the period after such date. A "Business Day" is defined, with respect to any act to be performed pursuant hereto or to the Fiscal Agency Agreement, as any day which is not a Saturday, Sunday or a day on which banking institutions in the place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

             12.  Fiscal and Paying Agent.

                  (a) In acting under the Fiscal Agency Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Company and the Guarantor and does not assume any obligation, or relationship of agency or trust, for or with the owner or holder of this Security or any interest coupon

                                      A-34PAGE
        appertaining hereto, except that funds held by the Fiscal Agent for payment on this Security shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of the Fiscal Agent under the Fiscal Agency Agreement, reference is made to the Fiscal Agency Agreement, and the obligations of the Fiscal Agent to the holder hereof are subject to such immunities and rights.

                  (b) Any monies paid by the Company to any paying agency for payment of principal of, premium, if any, or interest on any Security (including Additional Amounts, if any, in respect thereof) and remaining unclaimed for two years after such payment has been made shall be repaid to the Company and to the extent permitted by law the holder of any Security shall thereafter look only to the Company or the Guarantor for any payment thereof as a general unsecured obligation thereof and all liability of the Fiscal Agent with respect thereto shall cease.

                  (c) No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and Additional Amounts, as described above) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert or redeem (at the request of a holder) this Security as provided herein or in the Fiscal Agency Agreement.

             Title to Bearer Securities and coupons shall pass by delivery. As provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the office or agency of the Company in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, having endorsed thereon a Guarantee executed by the Guarantor, will be issued to the designated transferee or transferees.

             13. Notices. All notices to the holders of Securities will be published on a Business Day in an Authorized Newspaper (as defined in the Fiscal Agency Agreement) in New York City and in London, and, if the Securities are listed on the Luxembourg Stock Exchange and so long as listed thereon , in Luxembourg or, if either publication in London or Luxembourg is not practical, in an Authorized Newspaper in any country in Western Europe. It is expected that publication in New York City will be made in The Wall Street Journal (Eastern edition), in London in the Financial

                                      A-35PAGE

        Times and in Luxembourg in the Luxemburger Wort. Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each such notice will be mailed by the Fiscal Agent, on behalf of and at the expense of the Company, by first-class mail to each holder of a Registered Security at the registered address of such holder as the same shall appear in the Security Register (as defined in the Fiscal Agency Agreement) on the day fifteen days prior to such mailing.

             14.  Governing Law.

                  (a) THE FISCAL AGENCY AGREEMENT, THE SECURITIES AND ANY COUPONS APPERTAINING THERETO AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS RULES.

                  (b) The Company and the Guarantor have appointed the Fiscal Agent as its agent upon whom process may be served in any suit, action or proceeding initially at its office located at Four Albany Street, New York, NY 10006, with a copy to the Company at 81 Wyman Street, Waltham, Massachusetts 02254-9046 and with a copy to the Guarantor at 81 Wyman Street, Waltham, Massachusetts 02254-9046, Attention: General Counsel.

             15. Authentication. This Security and any coupons appertaining thereto shall not become valid or obligatory for any purpose until the certificate or authentication hereon shall have been duly signed by the Fiscal Agent or the Principal Paying Agent acting under the Fiscal Agency Agreement.

             16. Warranty of the Issuer. Subject to Section 15 hereof, the Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security and any coupons appertaining thereto, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

             17. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon the request of a holder or beneficial owner of a Restricted Security, the Company will promptly furnish or cause to be furnished such information as is specified in Rule 144A(d)(4) under the Securities Act (or any successor thereto) to such holder, to a prospective purchaser of such Restricted Security designated by such holder, to such beneficial owner or to a prospective purchaser of such Restricted Security designated by such beneficial owner, as the case may be, in order to permit compliance by such holder or beneficial owner with Rule 144A under the Securities Act in connection with the

                                      A-36PAGE
        resale of such Security by such holder or beneficial owner, provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years (or the then applicable holding period under Rule 144(k) under the Securities Act (or successor provision)) from the later of (i) the date such Security (or any predecessor security) was originally acquired from the Company and (ii) the date such Security (or any predecessor security) was last acquired from the Company or an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

             18. Accounting Terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

             19. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.












                                      A-37PAGE

                    GUARANTEE OF THERMO ELECTRON CORPORATION

             1. FOR VALUE RECEIVED, Thermo Electron Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed and to each holder of any coupon appertaining thereto the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (payable in accordance with Section 2 of such Security) on such Security when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption, redemption at the option of the holder thereof or otherwise, according to the terms of such Security and of the Fiscal Agency Agreement referred to in the Security upon which this Guarantee is endorsed. In case of the failure of the Company referred to in the Security upon which this Guarantee is endorsed punctually to make any such payment of principal, premium, if any, or interest or such Additional Amounts, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption, redemption at the option of the holder thereof or otherwise, and as if such payment were made by the Company.

             2. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Fiscal Agency Agreement, the absence of any action to enforce the same, any waiver or consent by the holder of such Security or any such coupon or by the Fiscal Agent with respect to any provisions thereof or of the Fiscal Agency Agreement, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or coupon or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Security and any such coupon and in this Guarantee.

             3. (a) The Guarantor will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, unless (i) either (A) the Guarantor shall be the surviving corporation in the case of a merger, (B) the assets sold or conveyed shall be owned by a corporation or corporations which, immediately following such sale or conveyance, are at

                                      A-38PAGE
        least 51%-owned, directly or indirectly, by the Guarantor, provided that such sale or conveyance does not result in the reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Guarantor, or (C) (I) the surviving, resulting or transferee corporation shall expressly assume the due and punctual performance of all of the covenants and obligations of the Guarantor under the Guarantees and Fiscal Agency Agreement, by supplemental agreement reasonably satisfactory to the Fiscal Agent, and (II) the Fiscal Agent shall have received the documentation required in the context by the Fiscal Agency Agreement and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Guarantor under the Guarantees or the Fiscal Agency Agreement.

                  (b) Upon any merger, consolidation, sale, conveyance or assumption as provided in clause (i)(C) of Section 3(a), the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Guarantor under the Guarantees and Fiscal Agency Agreement, with the same effect as if such successor or assuming corporation had been named as the Guarantor therein and herein and the Guarantor shall be released from its obligations as obligor under the Guarantees and Fiscal Agency Agreement.

             4. (a) The Guarantor, for itself, its successors and assigns, covenants and agrees, and each holder of Securities by his acceptance thereof, likewise covenants and agrees, that all obligations of the Guarantor relating to payment of the principal of, premium, if any, and interest and Additional Amounts (pursuant to Section 2 of the Securities) on each and all of the Securities and coupons is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor (as defined below).

             "Senior Indebtedness of the Guarantor" or "Senior
        Indebtedness" shall mean the principal of, premium, if any, and interest on and all other amounts due on or with respect to the following, whether outstanding at the date hereof or hereafter created or incurred:

                       (i)  indebtedness of the Guarantor for money
        borrowed by the Guarantor (excluding the Guarantees, but including purchase money obligations) whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Guarantor (including the Guarantor's obligations with respect to its 5% Senior Convertible Debentures due 2001; provided, however, that Senior Indebtedness shall not include (a) the Guarantor's 4-1/4% Convertible Subordinated Debentures due 2003, the obligations represented by which shall rank pari passu with the obligations represented

                                      A-39PAGE
        hereby in right of payment, (b) the Guarantor's subordinated guarantee of the principal, premium, if any, and interest on the 6-1/2% Convertible Subordinated Debentures due 1997 and the 4-5/8% Convertible Subordinated Debentures due 2003 of Thermo TerraTech Inc., on the 4-3/4% Convertible Subordinated Debentures due 2004 of Thermo Cardiosystems Inc., on the Non-Interest Bearing Convertible Subordinated Debentures Due 2003 of Thermedics Inc., on the Non-Interest Bearing Convertible Subordinated Debentures due 2001 and the 4-7/8% Convertible Subordinated Debentures due 2004 of Thermo Ecotek Corporation, on the 3-3/4% Convertible Subordinated Debentures due 2000 of Thermo Voltek Corp., on the 4-7/8% Convertible Subordinated Debentures due 2000 of Thermo Remediation Inc., on the 5% Convertible Subordinated Debentures due 2000 of ThermoQuest Corporation, and on the 5% Convertible Subordinated Debentures due 2000 of Thermo Optek Corporation, the obligations represented by which shall rank pari passu with the obligations represented hereby in right of payment and (c) the Guarantor's subordinated guarantee of the obligations to redeem the common stock of ThermoLyte Corporation, Thermo Fibergen Inc. and ThermoLase Corporation the obligations represented by which shall rank pari passu with the obligations represented hereby in right of payment;

                       (ii) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit;

                       (iii) leases for real property, equipment or other assets, which leases are capitalized in the Guarantor's consolidated financial statements in accordance with generally accepted accounting principles;

                       (iv) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Guarantor;

                       (v) obligations of the Guarantor under interest rate and currency swaps, floors, caps or other similar arrangements intended to fix or hedge interest rate obligations or currency exposure;

                       (vi)  indebtedness secured by any mortgage,
        pledge, lien or other encumbrance on property which is owned or held by the Guarantor subject to such mortgage, pledge, lien or other encumbrance, whether or not the indebtedness secured thereby shall have been assumed by the Guarantor;

                       (vii) obligations of the Guarantor constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (i),
        (ii), (iii), (iv), (v) or (vi) (including the Guarantor's guarantee of the principal, premium, if any, and interest on the 3-3/4% Senior Convertible Debentures due 2000 and the 4-1/2% Senior Convertible Debentures due 2003 of Thermo Instrument Systems Inc.); or

                                      A-40PAGE

                       (viii) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (i), (ii),
        (iii), (iv), (v), (vi) and (vii), or debentures, notes or other evidences of indebtedness issued in exchange therefor;

        provided that Senior Indebtedness shall not include any particular indebtedness, lease, fee, obligation, modification, renewal, extension, refunding or exchanged security if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension, refunding or exchanged security is stated to be not superior in right of payment to the Guarantees.

                  (b) (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Guarantor or it its creditors, in their capacity as such creditors, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Guarantor, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Guarantor or any marshalling of assets of the Guarantor, then the holders of Senior Indebtedness of the Guarantor shall first be entitled to receive payment in full of the principal of (and premium, if any) and interest, including interest thereon accruing after the commencement of any such proceeding, and other amounts due on or with respect to, all Senior Indebtedness of the Guarantor before the holders of any of the Securities and coupons shall be entitled to receive any payment on account of the obligations of the Guarantor relating to the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 of the Securities) on the Securities and coupons, and to that end the holders of Senior Indebtedness of the Guarantor shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of the obligations of the Guarantor relating to the Securities and coupons, other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 4 with respect to the obligations of the Guarantor relating to the Securities and coupons, to the payment of all Senior Indebtedness of the Guarantor, provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment. For the purposes of this
        Section 4, no consolidation, merger, conveyance or transfer made pursuant to the provisions of Section 3 shall be deemed to be a liquidation, reorganization, dissolution or other winding up of the Guarantor.

                                      A-41PAGE

                       (ii) If under the circumstances set forth in paragraph (i) of this subsection, and notwithstanding the provisions thereof, any payment or distribution of assets of the Guarantor of any kind, whether in cash, property, or securities (other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 4 with respect to the obligations of the Guarantor relating to the Securities and coupons, to the payment of all Senior Indebtedness of the Guarantor, provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment), shall be received by the holders of the Securities in respect of the obligations of the Guarantor before all Senior Indebtedness of the Guarantor is paid in full, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Guarantor, ratably, for application to the payment of all Senior Indebtedness of the Guarantor remaining unpaid until all Senior Indebtedness of the Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Guarantor.

                       (iii) Upon any distribution of assets of the Guarantor referred to in this Section, the holders of Securities shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the holders of Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Guarantor and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

                  (c) (i) Upon the maturity of any Senior Indebtedness of the Guarantor by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon, including interest thereon accruing after the commencement of any proceeding of the type referred to in paragraph (i) of
        Section 4(b) above, and all other amounts due on or with respect thereto, shall first be paid in full, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the obligations of the Guarantor relating to the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 of the Securities) on the Securities or coupons.

                                      A-42PAGE

                       (ii) Upon the happening of an event of default with respect to any Senior Indebtedness of the Guarantor, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Guarantor, directly or indirectly, on account of the obligations of the Guarantor relating to the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 of the Securities) on the Securities and coupons.

                  (d) In case cash, securities or other property otherwise payable or deliverable to the holders of the Securities on account of the Guarantees shall have been applied, pursuant to
        Section 4(b) or (c), to the payment of Senior Indebtedness of the Guarantor, then, upon the payment in full of all Senior Indebtedness of the Guarantor, the holders of the Securities and coupons shall be subrogated to any rights of any holders of Senior Indebtedness of the Guarantor, to receive any further payments or distributions applicable to Senior Indebtedness of the Guarantor until the obligations of the Guarantor in respect of the Guarantees shall have been discharged in full, and such payments or distributions received by the holders of the Securities and coupons, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness of the Guarantor, shall, as between the Guarantor and its creditors other than the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Securities and coupons on account of the Guarantees, on the other hand, be deemed to be a payment by the Guarantor on account of Senior Indebtedness of the Guarantor and not on account of the Securities and coupons.

                  (e) No present or future holder of any Senior Indebtedness of the Guarantor shall be prejudiced in any way in the right to enforce the subordination of the Guarantees by any act or failure to act on the part of the Guarantor. The provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Securities and coupons on account of the Guarantees, on the other hand, against the Guarantor and its assets, and nothing contained in this Section 4 shall impair, as between the Guarantor and the holder of any Security or coupon, the obligation of the Guarantor, which is unconditional and absolute, to perform in accordance with the terms of its Guarantees, or prevent the holder of any Security or coupon, upon default hereunder or under such Security or coupon, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Guarantor under this Section 4 to receive cash, property or securities otherwise payable or

                                      A-43PAGE
        deliverable to the holders of the Securities and coupons on account of the Guarantees.

                  (f) Nothing contained in this Section 4 or in any Guarantees shall prevent at any time, except under the conditions described in Sections 4(b) and (c) hereof or during the pendency of any dissolution, winding up, liquidation or reorganization proceedings therein referred to, the Guarantor from performing its obligations under the Guarantees.

             5. The Guarantor shall be subrogated to all rights of the holders of the Securities and of any coupons against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on and Additional Amounts (pursuant to Section 2 of the Securities, if any, on) all of the Securities shall have been paid in full.

             6. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS RULES.

             7. All terms used in this Guarantee which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement.

             8. Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same a legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

             9. This Guarantee shall not become valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been duly signed by the Fiscal Agent acting under the Fiscal Agency Agreement.



                                      A-44PAGE

             IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized officer.

        Dated:

                                      THERMO ELECTRON CORPORATION

                                      By:_______________________
                                           Name:
                                           Title:


        Attest:


        _________________________



















                                      A-45PAGE

                                 TRANSFER NOTICE


        Only if a Registered Security is transferred:

        FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________________________
        ________________________________________________________________
        ________________________________________________________________
        __________ whose taxpayer identification number is _____________ and whose address including postal/zip code is _________________ the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney-in-fact to transfer said Security on the books of the Fiscal Agent with full power of substitution in the premises.

        In connection with the transfer of this Security, the undersigned Holder certifies that:

             (Check one)

             [ ]  (a)  This Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A.

             [ ]  (b)  This Security is being transferred in an Offshore
                       Transaction (as defined in Regulation S under the Securities Act of 1933) in compliance with the exemption from registration under the Securities Act of 1933 provided by Regulation S and in connection with which transfer the Company has received, if so requested, an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from the registration requirements of Securities Act of 1933.

             [ ]  (c)  This Security is being transferred to an
                       institutional investor which is an "accredited investor" (within the meaning of Rule 501(a)(1),
                       (2), (3) or (7) under the Securities Act of 1933) in a transaction that is exempt from the registration requirements of the Securities Act of 1933 and in connection with which transfer the Company has received, if so requested, an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from the registration requirements of Securities Act of 1933


                                      A-46PAGE

             [ ]  (d)  This Security is being transferred to Thermo
                       Fibertek Inc.

             [ ]  (e)  Transfer other than those above in connection with which the Company has received an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

             [ ]  (f)  This Security is being exchanged for a beneficial interest in the Rule 144A Global Security and the undersigned is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933).




        Dated:______________________  Name: _______________________

                                      By: _________________________

                                      Title: ______________________

                            NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                                      SIGNATURE GUARANTEED

        TO BE COMPLETED BY A BROKER OR DEALER IF (c) ABOVE IS CHECKED:

        The undersigned represents and warrants that (i) it is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, (ii) each person which will become a beneficial owner of this Security upon transfer is an institutional investor which is an "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933);
        (iii) no general solicitation or advertising was made or used by it in connection with the offer and sale of this Security to such person(s); and (iv) each such person has been notified that this Security has not been registered under the Securities Act of 1933 and is subject to the restrictions on transfer of the Security set forth herein and in the Fiscal Agency Agreement.

        Dated: _______________________     __________________________

                                           By: ______________________


                                      A-47PAGE

        IF NONE OF THE FOREGOING BOXES IS CHECKED, THE FISCAL AGENT SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS SECURITY UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE FISCAL AGENCY
        AGREEMENT SHALL HAVE BEEN SATISFIED.




















                                      A-48PAGE

                                CONVERSION NOTICE

        If  Bearer Security of denomination U.S. $1,000:

             The undersigned holder of this Security hereby (i) irrevocably exercises the option to convert this Security into shares of Common Stock of Thermo Fibertek Inc. (the "Company") in accordance with the terms of this Security, and (ii) directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

        Dated: ___________________________

        __________________________________
        Signature
        [MUST BE GUARANTEED IF STOCK IS TO BE ISSUED
        IN A NAME OTHER THAN THE REGISTERED
        HOLDER OF THE SECURITY]

        If shares are to be registered in the
        name of and delivered to a person other
        than the holder, please print such
        person's name and address and, if this
        is a Restricted Security, complete the
        Transfer Notice:


        ________________________________

        ________________________________

        ________________________________

        HOLDER

        Please print name and address of holder:


        ________________________________

        ________________________________

        ________________________________




                                      A-49PAGE

                                CONVERSION NOTICE

        If (i) Registered Security or (ii) Bearer Security of denomination U.S. $10,000:

             The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Thermo Fibertek Inc. (the "Company") in accordance with the terms of this Security, and (ii) directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered (if a Registered Security) in the name of the undersigned unless a different name has been indicated below. If shares or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

        Dated: ___________________________

        __________________________________
        Signature
        [MUST BE GUARANTEED IF STOCK IS TO BE ISSUED
        IN A NAME OTHER THAN THE REGISTERED
        HOLDER OF THE SECURITY]

        If shares are to be registered in the
        name of and delivered to a person other
        than the holder, please print such
        person's name and address and, if this
        is a Restricted Security, complete the
        Transfer Notice:


        ________________________________

        ________________________________

        ________________________________

        HOLDER

        Please print name and address of holder:


        ________________________________

        ________________________________

        ________________________________



                                      A-50PAGE

        If only a portion of the Securities is to be converted, please indicate:

        1.   Principal Amount to be converted:
             U.S.$________

        2.   Kind, amount and denomination of
             Securities representing unconverted
             principal amount to be issued:

        Bearer U.S. $_____________
        (U.S. $1,000 or $10,000)

        Registered U.S.$___________
        Denominations:  U.S.$__________
        (U.S. $1,000 or an integral multiple thereof)

        Registered Securities are not exchangeable for Bearer Securities.








                                      A-51PAGE

                      REDEMPTION NOTICE UNDER SECTION 3(d)

        If  Bearer Security of denomination
        U.S. $ 1,000:

             The undersigned holder of this Security hereby requests and instructs the Company to redeem this Security in accordance with the terms of Section 3(d) of this Security and directs that a check in payment of the redemption amount be delivered to the undersigned unless a different name has been indicated below. The undersigned understands that this request can be revoked by delivering written notice to the Paying Agent on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Security.

        Dated:___________________________

        _________________________________
        Signature
        [MUST BE GUARANTEED IF CHECK IS TO
        BE MADE PAYABLE TO A NAME OTHER
        THAN THE REGISTERED HOLDER OF THE SECURITY]

        If a check in payment of the redemption
        amount is to be delivered to a person
        other than the holder, please print
        such person's name and address:


        ________________________________

        ________________________________

        ________________________________

        HOLDER

        Please print name and address of holder:


        ________________________________

        ________________________________

        ________________________________






                                      A-52PAGE

        REDEMPTION NOTICE UNDER SECTION 3(d)

        If (i) Registered Security or (ii) Bearer Security of denomination U.S. $10,000:

             The undersigned holder of this Security hereby requests and instructs the Company to redeem this Security or portion hereof (which is U.S. $1,000 or an integral multiple thereof) in accordance with the terms of Section 3(d) of this Security, and directs that a check in payment of the redemption amount be delivered to, and any Securities representing any unredeemed principal amount hereof be delivered to and be registered in the name of, the undersigned unless a different name has been indicated below. If Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The undersigned understands that this request can be revoked by delivering written notice to the Paying Agent on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Security.

        Dated:

                                      _______________________________
                                      Signature
                                      [MUST BE GUARANTEED IF CHECK IS TO
                                      BE MADE PAYABLE TO A NAME OTHER
                                      THAN THE REGISTERED HOLDER OF THE
                                      SECURITY]

        If Securities are to be registered           HOLDER
        in the name of, or a check in
        payment of the redemption amount        Please print name
        is to be delivered to, a person           and address of
        other than the holder, please print           Holder
        such person's name and address, and
        if this is a Restricted Security
        and any Securities representing any     ______________________
        unredeemed principal amount hereof
        are to be registered in the name        ______________________
        of a person other than the
        undersigned, complete Transfer          ______________________
        Notice.

        ________________________

        ________________________

        ________________________


                                      A-53PAGE

                                 1.   Principal Amount to be redeemed:
                                      U.S. $

                                 2.   Kind, amount and denomination of
                                      Securities representing unredeemed
                                      principal amount to be issued:

                                      Bearer U.S. $_____________
                                      Denominations:  U.S. $__________
                                      (U.S. $1,000 or $10,000)

                                      Registered U.S.$___________
                                      Denominations:  U.S.$__________
                                      (U.S. $1,000 or an integral
                                          multiple thereof)

                                      Registered Securities are not
                                      exchangeable for Bearer Securities.









                                      A-54PAGE

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(4)

             The following exchanges of a part of this Rule 144A Global Security for Registered Accredited Investor Securities, or other Registered Securities not in global form, have been made:

                                                Principal
                                                Amount of
                      Amount of    Amount of   this Global  Signature of
                     Decrease in  Increase in    Security    authorized
                      Principal    Principal    following    Officer of
           Amount     Amount of    Amount of       such     Fiscal Agent
             of      this Global  this Global  decrease (or or Security
          Exchange     Security     Security    increase)    Custodian
          --------     --------     --------    ---------    ---------




















        ____________________
        (4) This should be included only if the Security is issued as a Rule 144A Global Security.



                                      A-55PAGE

                                                                EXHIBIT B

             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, ITS POSSESSION AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES" ) OR TO ANY CITIZEN, NATIONAL RESIDENT OF THE UNITED STATES OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR TO ANY OTHER PERSON OR ENTITY DEEMED A U.S. PERSON UNDER REGULATIONS UNDER THE SECURITIES ACT ("UNITED STATES PERSON"), EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

             ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

             THIS SECURITY IS A TEMPORARY GLOBAL SECURITY, WITHOUT COUPONS OR CONVERSION RIGHTS, EXCHANGEABLE FOR DEFINITIVE BEARER SECURITIES WITH INTEREST COUPONS OR REGISTERED SECURITIES WITHOUT INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

             NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.









                                       B-1PAGE

                              THERMO FIBERTEK INC.
                     (Incorporated in the State of Delaware)

               4 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2004

                      GUARANTEED ON A SUBORDINATED BASIS BY

                           THERMO ELECTRON CORPORATION
                     (Incorporated in the State of Delaware)

                           TEMPORARY GLOBAL DEBENTURE

             Thermo Fibertek Inc., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Global Security the principal sum of $36,100,000 United States Dollars on July 15, 2004 and to pay interest thereon, from the date hereof, semiannually in arrears on January 15 and July 15 in each year, commencing January 15, 1998, at the rate of 4 1/2% per annum, until the principal hereof is paid or made available for payment; provided, however, that interest on this Global Security shall be payable only after the issuance of the definitive Securities for which this Global Security is exchangeable and, in the case of definitive Securities in bearer form, only upon presentation and surrender (at an office or agency outside the United States, its territories and its possessions, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature.

             This Global Security is one of a duly authorized issue of Securities of the Company designated as specified in the title hereof, issued and to be issued under the Fiscal Agency Agreement dated as of July 16, 1997 (the "Fiscal Agency Agreement") among the Company, Thermo Electron Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware, as guarantor and Bankers Trust Company, as Fiscal agent (the "Fiscal Agent", which term includes any successor Fiscal agent under the Fiscal Agency Agreement). This Global Security is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive Securities in bearer form, with interest coupons attached, or in registered form, without coupons, of authorized denominations, (a) not earlier than the day following expiration of the 40-day period that begins on the date hereof and (b) as promptly as practicable following presentation of certification, in the forms set forth as Exhibits C and F of the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this Global Security (or, if such exchange is only for a part of this Global Security, of such part) are not United States Persons or other persons who have purchased such Debenture for resale to United States Persons. Definitive Securities in bearer form to be delivered in exchange for any part of this Global Security shall be delivered only outside of the United States,

                                       B-2PAGE
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        its territories and its possessions.  Upon any exchange of a part of this Global Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent or its agents on the Schedule of Exchanges hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

             Until exchanged in full for definitive Securities, this Global Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Fiscal Agency Agreement as definitive Securities authenticated and delivered thereunder, except that neither the holder hereof nor the beneficial owners of this Global Security shall be entitled to receive payment of interest hereon, except as provided above, or to convert this Global Security into shares of Common Stock of the Company or any other security, cash or other property.

             THIS GLOBAL SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

             All terms used in this Global Security which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement.

             Unless the certificate of authentication hereon has been manually executed by an authorized signatory of the Fiscal Agent, this Global Security shall not be entitled to any benefit under the Fiscal Agency Agreement or valid or obligatory for any purpose.

             IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed in its corporate name by its duly authorized signatory under its corporate seal.

        Dated: July __, 1997

                                      THERMO FIBERTEK INC.

                                      By: ______________________
                                      Name:
                                      Title:

        Attest:

        _________________________



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                          CERTIFICATE OF AUTHENTICATION

             This is one of the Securities described in the within-mentioned Fiscal Agency Agreement.

                                 BANKERS TRUST COMPANY,
                                      as Fiscal Agent


                                 By: _______________________
                                      Authorized Officer


















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                              SCHEDULE OF EXCHANGES


                        Principal                        Notation
                         amount          Remaining       made on
                      exchanged for  principal amount    behalf of
            Date       definitive       following           the
            made       Securities     such exchange    Fiscal Agent
            ----       ----------     -------------    ------------



          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________
          _________    ___________    ______________    ____________

        _________________________________________________________________












                                       B-5PAGE
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                    GUARANTEE OF THERMO ELECTRON CORPORATION

             1. FOR VALUE RECEIVED, Thermo Electron Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed and to each holder of any coupon appertaining thereto the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (payable in accordance with Section 2 of such Security) on such Security when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption, redemption at the option of the holder thereof or otherwise, according to the terms of such Security and of the Fiscal Agency Agreement referred to in the Security upon which this Guarantee is endorsed. In case of the failure of the Company referred to in the Security upon which this Guarantee is endorsed punctually to make any such payment of principal, premium, if any, or interest or such Additional Amounts, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption, redemption at the option of the holder thereof or otherwise, and as if such payment were made by the Company.

             2. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Fiscal Agency Agreement, the absence of any action to enforce the same, any waiver or consent by the holder of such Security or any such coupon or by the Fiscal Agent with respect to any provisions thereof or of the Fiscal Agency Agreement, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or coupon or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Security and any such coupon and in this Guarantee.

             3. (a) The Guarantor will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, unless (i) either (A) the Guarantor shall be the surviving corporation in the case of a merger, (B) the assets sold or conveyed shall be owned by a corporation or corporations which, immediately following such sale or conveyance, are at least 51%-owned, directly or indirectly, by the Guarantor, provided that such sale or conveyance does not result in the

                                       B-6PAGE
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        reclassification, conversion, exchange or cancellation of
        outstanding shares of Common Stock of the Guarantor, or (C) (I) the surviving, resulting or transferee corporation shall expressly assume the due and punctual performance of all of the covenants and obligations of the Guarantor under the Guarantees and Fiscal Agency Agreement, by supplemental agreement reasonably satisfactory to the Fiscal Agent, and (II) the Fiscal Agent shall have received the documentation required in the context by the Fiscal Agency Agreement and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Guarantor under the Guarantees or the Fiscal Agency Agreement.

                  (b) Upon any merger, consolidation, sale, conveyance or assumption as provided in clause (i)(C) of Section 3(a), the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Guarantor under the Guarantees and Fiscal Agency Agreement, with the same effect as if such successor or assuming corporation had been named as the Guarantor therein and herein and the Guarantor shall be released from its obligations as obligor under the Guarantees and Fiscal Agency Agreement.

             4. (a) The Guarantor, for itself, its successors and assigns, covenants and agrees, and each holder of Securities by his acceptance thereof, likewise covenants and agrees, that all obligations of the Guarantor relating to payment of the principal of, premium, if any, and interest and Additional Amounts (pursuant to Section 2 of the Securities) on each and all of the Securities and coupons is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor (as defined below).

             "Senior Indebtedness of the Guarantor" or "Senior
        Indebtedness" shall mean the principal of, premium, if any, and interest on and all other amounts due on or with respect to the following, whether outstanding at the date hereof or hereafter created or incurred:

                       (i)  indebtedness of the Guarantor for money
        borrowed by the Guarantor (excluding the Guarantees, but including purchase money obligations) whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Guarantor (including the Guarantor's obligations with respect to its 5% Senior Convertible Debentures due 2001; provided, however, that Senior Indebtedness shall not include (a) the Guarantor's 4-1/4% Convertible Subordinated Debentures due 2003, the obligations represented by which shall rank pari passu with the obligations represented hereby in right of payment, (b) the Guarantor's subordinated guarantee of the principal, premium, if any, and interest on the

                                       B-7PAGE
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        6-1/2% Convertible Subordinated Debentures due 1997 and the
        4-5/8% Convertible Subordinated Debentures due 2003 of Thermo TerraTech Inc., on the 4-3/4% Convertible Subordinated Debentures due 2004 of Thermo Cardiosystems, Inc., on the Non-Interest Bearing Convertible Subordinated Debentures due 2001 and the 4-7/8% Convertible Subordinated Debentures due 2004 of Thermo Ecotek Corporation, on the Non-Interest Bearing Convertible Subordinated Debentures due 2003 of Thermedics Inc., on the 3-3/4% Convertible Subordinated Debentures due 2000 of Thermo Voltek Corp., on the 4-7/8% Convertible Subordinated Debentures due 2000 of Thermo Remediation Inc., on the 5% Convertible Subordinated Debentures due 2000 of ThermoQuest Corporation, and on the 5% Convertible Subordinated Debentures due 2000 of Thermo Optek Corporation, the obligations represented by which shall rank pari passu with the obligations represented hereby in right of payment and (c) the Guarantor's subordinated guarantee of the obligations to redeem the common stock of ThermoLyte Corporation, Thermo Fibergen Inc. and ThermoLase Corporation the obligations represented by which shall rank pari passu with the obligations represented hereby in right of payment;

                       (ii) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit;

                       (iii) leases for real property, equipment or other assets, which leases are capitalized in the Guarantor's consolidated financial statements in accordance with generally accepted accounting principles;

                       (iv) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Guarantor;

                       (v) obligations of the Guarantor under interest rate and currency swaps, floors, caps or other similar arrangements intended to fix or hedge interest rate obligations or currency exposure;

                       (vi)  indebtedness secured by any mortgage,
        pledge, lien or other encumbrance on property which is owned or held by the Guarantor subject to such mortgage, pledge, lien or other encumbrance, whether or not the indebtedness secured thereby shall have been assumed by the Guarantor;

                       (vii) obligations of the Guarantor constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (i),
        (ii), (iii), (iv), (v) or (vi) (including the Guarantor's guarantee of the principal, premium, if any, and interest on the 3-3/4% Senior Convertible Debentures due 2000 and the 4-1/2% Senior Convertible Debentures due 2003 of Thermo Instrument Systems Inc.); or



                                       B-8PAGE
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                       (viii)  modifications, renewals, extensions or
        refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (i), (ii),
        (iii), (iv), (v), (vi) and (vii), or debentures, notes or other evidences of indebtedness issued in exchange therefor;

        provided that Senior Indebtedness shall not include any particular indebtedness, lease, fee, obligation, modification, renewal, extension, refunding or exchanged security if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension, refunding or exchanged security is stated to be not superior in right of payment to the Guarantees.

                  (b) (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Guarantor or it its creditors, in their capacity as such creditors, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Guarantor, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Guarantor or any marshalling of assets of the Guarantor, then the holders of Senior Indebtedness of the Guarantor shall first be entitled to receive payment in full of the principal of (and premium, if any) and interest, including interest thereon accruing after the commencement of any such proceeding, and other amounts due on or with respect to, all Senior Indebtedness of the Guarantor before the holders of any of the Securities and coupons shall be entitled to receive any payment on account of the obligations of the Guarantor relating to the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 of the Securities) on the Securities and coupons, and to that end the holders of Senior Indebtedness of the Guarantor shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of the obligations of the Guarantor relating to the Securities and coupons, other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 4 with respect to the obligations of the Guarantor relating to the Securities and coupons, to the payment of all Senior Indebtedness of the Guarantor, provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment. For the purposes of this
        Section 4, no consolidation, merger, conveyance or transfer made pursuant to the provisions of Section 3 shall be deemed to be a liquidation, reorganization, dissolution or other winding up of the Guarantor.

                                       B-9PAGE
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                       (ii)  If under the circumstances set forth in
        paragraph (i) of this subsection, and notwithstanding the provisions thereof, any payment or distribution of assets of the Guarantor of any kind, whether in cash, property, or securities (other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 4 with respect to the obligations of the Guarantor relating to the Securities and coupons, to the payment of all Senior Indebtedness of the Guarantor, provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment), shall be received by the holders of the Securities in respect of the obligations of the Guarantor before all Senior Indebtedness of the Guarantor is paid in full, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Guarantor, ratably, for application to the payment of all Senior Indebtedness of the Guarantor remaining unpaid until all Senior Indebtedness of the Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Guarantor.

                       (iii) Upon any distribution of assets of the Guarantor referred to in this Section, the holders of Securities shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the holders of Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Guarantor and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

                  (c) (i) Upon the maturity of any Senior Indebtedness of the Guarantor by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon, including interest thereon accruing after the commencement of any proceeding of the type referred to in paragraph (i) of
        Section 4(b) above, and all other amounts due on or with respect thereto, shall first be paid in full, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the obligations of the Guarantor relating to the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 of the Securities) on the Securities or coupons.

                       (ii) Upon the happening of an event of default with respect to any Senior Indebtedness of the Guarantor, as

                                      B-10PAGE
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        defined therein or in the instrument under which it is
        outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Guarantor, directly or indirectly, on account of the obligations of the Guarantor relating to the principal of, premium, if any, or interest and Additional Amounts (pursuant to Section 2 of the Securities) on the Securities and coupons.

                  (d) In case cash, securities or other property otherwise payable or deliverable to the holders of the Securities on account of the Guarantees shall have been applied, pursuant to
        Section 4(b) or (c), to the payment of Senior Indebtedness of the Guarantor, then, upon the payment in full of all Senior Indebtedness of the Guarantor, the holders of the Securities and coupons shall be subrogated to any rights of any holders of Senior Indebtedness of the Guarantor, to receive any further payments or distributions applicable to Senior Indebtedness of the Guarantor until the obligations of the Guarantor in respect of the Guarantees shall have been discharged in full, and such payments or distributions received by the holders of the Securities and coupons, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness of the Guarantor, shall, as between the Guarantor and its creditors other than the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Securities and coupons on account of the Guarantees, on the other hand, be deemed to be a payment by the Guarantor on account of Senior Indebtedness of the Guarantor and not on account of the Securities and coupons.

                  (e) No present or future holder of any Senior Indebtedness of the Guarantor shall be prejudiced in any way in the right to enforce the subordination of the Guarantees by any act or failure to act on the part of the Guarantor. The provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Securities and coupons on account of the Guarantees, on the other hand, against the Guarantor and its assets, and nothing contained in this Section 4 shall impair, as between the Guarantor and the holder of any Security or coupon, the obligation of the Guarantor, which is unconditional and absolute, to perform in accordance with the terms of its Guarantees, or prevent the holder of any Security or coupon, upon default hereunder or under such Security or coupon, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Guarantor under this Section 4 to receive cash, property or securities otherwise payable or deliverable to the holders of the Securities and coupons on account of the Guarantees.

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                  (f)  Nothing contained in this Section 4 or in any
        Guarantees shall prevent at any time, except under the conditions described in Sections 4(b) and (c) hereof or during the pendency of any dissolution, winding up, liquidation or reorganization proceedings therein referred to, the Guarantor from performing its obligations under the Guarantees.

             5. The Guarantor shall be subrogated to all rights of the holders of the Securities and of any coupons against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on and Additional Amounts (pursuant to Section 2 of the Securities, if any, on) all of the Securities shall have been paid in full.

             6. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS RULES.

             7. All terms used in this Guarantee which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement.

             8. Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same a legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

             9. This Guarantee shall not become valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been duly signed by the Fiscal Agent acting under the Fiscal Agency Agreement.

             IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized officer.

        Dated:

                                 THERMO ELECTRON CORPORATION

                                 By:________________________
                                      Name:
                                      Title:

        Attest:


                                      B-12PAGE
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                                      B-13PAGE
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                                                                EXHIBIT C


                       Form of Certificate to be Given by
             The Euroclear Operator and Cedel Bank, societe anonyme

                                  CERTIFICATION

                                     U.S. $

                              THERMO FIBERTEK INC.

                   4 1/2% Convertible Subordinated Debentures
                                due July 15, 2004

                               (the  "Securities")

             This is to certify that, based solely on certifications we have received in writing, by tested telex or electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below or to interest payable on an interest payment date (our "Member Organizations"), substantially to the effect set forth in the Fiscal Agency Agreement relating to the above-captioned Securities, as of the date hereof, U.S. $_______________ aggregate principal amount of the above-captioned Securities is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source or any other person deemed a "United States person" or a "U.S. person" under the Internal Revenue Code of 1986, as amended, or Regulation S under the U.S. Securities Act of 1933, as amended ("United States persons").

             The following denominations of Bearer Securities are requested:

                                          No. of
                                       Certificates          Amount

        $1,000 Denomination           _______________ = $_______________
        $10,000 Denomination          _______________ = $_______________
        Total Requested               _______________ = $______________*

             We further certify (i) that we are not making available herewith for exchange any portion of the Regulation S Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by
        _____________________
        * Must equal the amount stated in the first paragraph of this certificate.

                                       C-1PAGE
        such Member Organization with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof. We further certify that interest payable on the interest payment dates on January 15 and July 15 will be paid with respect to U.S. $_____________ principal amount of the Securities with respect to which we have received from Member Organizations certificates substantially in the form set out in Exhibit D to the Fiscal Agency Agreement relating to the Securities that the Securities (a) are owned by a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person;
        (b) are owned by a United States person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States person who acquired such Securities through the foreign branch of a United States financial institution and who for purposes of this certification holds such Securities through such financial institution on the date hereof and, in either case, such United States financial institution has agreed, for the benefit of the Company, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder; or (c) are owned by a financial institution for purposes of resale during the restricted period and such financial institution has certified that it has not acquired such Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

             To the extent that we have knowledge that any of such certificates from a Member Organization is false and to the extent that we have not received with respect to any Securities such certificates from Member Organization, we are not requesting that payment be made for interest with respect thereto.

             We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organization with respect to any interest payment on any portion of the principal amount of the Securities are no longer true and cannot be relied upon as of the date hereof. We further certify that under the rules of the undersigned organization, each Member Organization has agreed that any electronic certification shall have the effect of a signed certification and that all certifications shall be retained for at least four calendar years following the year in which the certifications are received in compliance with the rules set forth under Treas. Reg. 1.163-5
        (c) (2) (i) (D) (3) (i).

             We undertake that any interest received by us and not paid as provided above shall be returned to the Fiscal Agent for the above-captioned Securities immediately prior to the expiration of two years after such interest payment date in order to be repaid

                                       C-2PAGE
        by such Fiscal Agent to the above issuer at the end of two years after such interest payment date.

             We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

             As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its territories and possessions, including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. As used herein, "restricted period" means the period described in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations and "financial institution" means the persons described in Section 1.165-12(c)(1)(v) of the Treasury Regulations.

        Dated:         ____________________, 199X**

                                      Yours faithfully,

                                      [MORGAN GUARANTY TRUST COMPANY OF
                                      NEW YORK, BRUSSELS OFFICE, AS
                                      OPERATOR OF THE EUROCLEAR SYSTEM]

                                      [CEDEL BANK, SOCIETE ANONYME]***

                                      By:_____________________________








        ___________________________
        ** To be dated no earlier than the date which is 40 days after July 16, 19967.
        ***  Delete as appropriate.


                                       C-3PAGE

                                                                EXHIBIT D

                 Form of Certificate of Beneficial Ownership for
                     Bearer Securities to be Provided to the
              Euroclear Operator or to Cedel Bank, societe anonyme

                                  CERTIFICATION

                               U.S. $____________

                              THERMO FIBERTEK INC.

                   4 1/2% Convertible Subordinated Debentures
                                due July 15, 2004

                               (the "Securities")

             This is to certify that as of the date hereof and except as set forth below, $___________ aggregate principal amount of the above-mentioned Securities held by you for our account are owned or, if this certificate is being delivered in connection with a payment of interest, were owned, by or on behalf of, (a) a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person; or (b) a United States person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States person acquiring such Securities through the foreign branch of a United States financial institution and who for purposes of this certification holds such Securities through such financial institution on the date hereof, and, in the case of either (i) or (ii), such United States financial institution has agreed, for the benefit of the Company, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder; or (c) a financial institution for purposes of resale during the restricted period and such financial institution has not acquired such Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions; and the undersigned has obtained a similar certificate from its member organizations on which this certificate is based; provided, however, that if the undersigned has actual knowledge that the information contained in such a certificate is false (and, absent documentary evidence that the beneficial owner of such Security is not a United states person, it will be deemed to have actual knowledge that such certificate is false if it has a United States address for such beneficial owner, other than a financial institution described above), the undersigned will not deliver a Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.


                                       D-1PAGE

                                       No. of
                                    Certificates           Amount

        $1,000 Denomination        ________________ = $________________
        $10,000 Denomination       ________________ = $________________
        Total Requested            ________________ = $_______________*

             As used herein, (i) "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or any other person deemed a "United States person" or a "U.S. person" under the Internal Revenue Code of 1986, as amended, or Regulation S under the U.S. Securities Act of 1933, as amended, (ii) "United States" means the United States of America (including the States and the District of Columbia) and its territories and possessions, including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands, (iii) "restricted period" means the period described in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations, and (iv) "financial institution" means the persons described in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations.

             We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

             This certification excepts and does not relate to U.S. $_______________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities cannot be made until we do so certify.





        ______________________
        * Must equal the amount stated in the first paragraph of this certificate.





                                       D-2PAGE

             We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.

        Dated:         ___________________, 199X**


                                      [Name]

                                      By:_________________________
                                           Signature
                                           As, or as agent for, the
                                           beneficial owner[s] of the
                                           Securities to which this
                                           certificate relates.
















        ___________________
        ** Not earlier than 15 days prior to the date which is 40 days after July 16, 1997.



                                       D-3PAGE

                                                                EXHIBIT E

                   Form of Certificate of Beneficial Ownership
                 for Registered Securities to be Provided to the
              Euroclear Operator or to Cedel Bank, societe anonyme

                                  CERTIFICATION

                               U.S. $____________

                              THERMO FIBERTEK INC.

                   4 1/2% Convertible Subordinated Debentures
                                due July 15, 2004

                               (the "Securities")

             Please issue U. S. $_______ of the U.S. $________ aggregate principal amount of the Securities held by you for our account in registered form. We hereby certify to you that we are not a "U.S. Person" as defined in Regulation S under the United States Securities Act of 1933, as amended or a "United States person" as defined under the Internal Revenue Code of 1986, as amended, except as provided in U.S. Treasury Regulation
        Section 1.163-5(c)(2)(i)(D). The exact name of the beneficial holder that the Securities are to be registered in is as follows:

             The following denomination(s) of Registered Securities are requested (integral multiples of $1,000):

        Denominations            No. of Certificates          Amount

        $_________________       ________________    =    $_____________

        __________________       ________________    =    $_____________

        __________________       ________________    =    $_____________

        __________________       ________________    =    $_____________

             Total Requested     ________________    =    $____________*







        _________________________
        * Must equal the amount stated in the first paragraph of this certificate.


                                       E-1PAGE

             [This certificate does not constitute such certification [or We hereby certify that we have provided such certification] on Form W-8 or its equivalent as may be necessary to avoid imposition of withholding and/or back-up withholding under U.S. federal tax law with respect to any payments of interest on the Securities.]

             We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or proceedings with respect to the matters covered by this certificate.

        Dated:         __________________, 199X**

                                      Yours faithfully,

                                      [NAME]


                                      By:________________________
                                           Signature

                                           To be completed by the account
                                           holder as, or as agent for,
                                           the beneficial owner(s) of the
                                           Securities to which this
                                           certificate relates.

















        _______________________
        ** To be dated not earlier than the date which is 40 days after July 16, 1997.

                                       E-2PAGE

                                                                EXHIBIT F

                       Form of Certificate to be Given by
             The Euroclear Operator and Cedel Bank, societe anonyme

                                  CERTIFICATION

                               U.S. $_____________

                              THERMO FIBERTEK INC.

                   4 1/2% Convertible Subordinated Debentures
                                due July 15, 2004

                               (the "Securities")

             This is to certify that, based solely on certifications we have received in writing, by tested telex or electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations"), substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, U.S. $___________ aggregate principal amount of the above-captioned Securities is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (except as provided in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)) or any other person deemed a "U.S. person" under Regulation S under the U.S. Securities Act of 1933, as amended.

             The following denomination(s) of Registered Securities are requested (integral multiples of $1,000):

                                 No. of Certificates          Amount

        $1,000 Denomination      ________________    =    $_____________

        $10,000 Denomination     ________________    =    $_____________

        Total Requested          ________________    =    $_____________*



             We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S


        ___________________
        * Must equal the amount stated in the first paragraph of this certificate.

                                       F-1PAGE

        Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organization with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

             We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

             As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its territories and possessions, including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the
        Northern Mariana Islands.

        Dated:         __________________, 199X**

                                      Yours faithfully,

                                      [MORGAN GUARANTY TRUST COMPANY OF
                                      NEW YORK, BRUSSELS OFFICE, AS
                                      OPERATOR OF THE EUROCLEAR SYSTEM]

                                      [CEDEL BANK, SOCIETE ANONYME]

                                      By:_____________________________



        ____________________
        ** To be dated no earlier than the date which is 40 days after July 16, 1997.





                                       F-2PAGE

                                                                EXHIBIT G

                            FORM OF TRANSFEREE LETTER

        Thermo Fibertek Inc.

        and

        Ladies and Gentlemen:

             We are delivering this letter in connection with the purchase of 4-1/2% Convertible Subordinated Debentures due 2004 (the "Debentures") of Thermo Fibertek Inc., a Delaware corporation (the "Company"), which are convertible into shares of Common Stock of the Company (the "Underlying Shares" and together with the Debentures, the "Restricted Securities"), all as described in the Company's Offering Circular dated July 10, 1997 (the "Offering Circular").

             We represent, warrant and agree as follows:

                  1. We understand and hereby acknowledge that the Debentures and, prior to the effectiveness of a registration statement filed with the Securities and Exchange Commission relating to the resale of the Underlying Shares, the Underlying Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account (as hereinafter defined) for which we are purchasing the Debentures to offer, sell or otherwise transfer such Restricted Securities prior to the date which is three years (or the then applicable holding period under Rule 144(k) under the Securities Act (or successor provision)) after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Restricted Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Debentures are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) in a transaction arranged by a broker or dealer registered under the Securities Exchange Act of 1934, as amended, to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3), or (7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor") that

                                       G-1PAGE
             is purchasing Restricted Securities for its own account or for the account of such Institutional Accredited Investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel, acceptable in form and substance to the Company, and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Restricted Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee containing representations and agreements substantially the same as those contained herein. We acknowledge that the Company and the U.S. Agent reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Debentures and Common Stock pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information acceptable to the Company and the U.S. Agent in form and substance.

                  2. We are an Institutional Accredited Investor within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

                  3. Any purchase of Restricted Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors (an "investor account") as to which we exercise sole investment discretion.

                  4. We are not acquiring the Restricted Securities with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

                  5. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Restricted Securities, and we and any investor account for which we are acting are each able to bear the economic risk of our or its investment.

                  6. We have received a copy of the Offering Circular and acknowledge that we have had access to such financial and other information, and have been afforded the

                                       G-2PAGE
             opportunity to ask such questions of representatives of the Company and the Guarantor and receive answers thereto, as we deem necessary in connection with our decision to purchase Restricted Securities.

             We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Restricted Securities, except upon presentation of evidence satisfactory to the Company and the Fiscal Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Restricted Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 1 above.

             We shall provide to any person purchasing any Restricted Securities from us a notice advising such purchaser that transfers of the Debentures and the Underlying Shares are restricted as set forth herein.

             We understand that prior to any proposed offer of Debentures occurring before the Resale Restriction Termination Date, we must check the appropriate box set forth on the reverse of the certificate evidencing such Debentures relating to the manner of such transfer and submit the certificates to the Fiscal Agent.
        In addition, we understand that prior to any proposed transfer of Debentures or any proposed offer of Underlying Shares acquired upon conversion of Debentures when there is not effective registration statement covering such Underlying Shares to an institutional accredited investor occurring before the Resale Restriction Termination Date, we may be required to furnish to the Company and the Fiscal Agent such certifications, legal opinion or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and that transfers occurring before the Resale Restriction Termination Date to any other person pursuant to another available exemption under the Securities act will require an opinion of counsel satisfactory to the Company.

             We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing of any of our representations or warranties herein ceases to be accurate and complete. You are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                                       G-3PAGE

             THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN
        ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      Very truly yours,


                                      ____________________________
                                           (Name of Purchaser)

                                      By:__________________________
                                           Name:
                                           Title:
                                           Address:

                                      Date:_______________________